UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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LOWE’S COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOWE'S

Notice of 2017 Annual Meeting & Proxy Statement

April 21, 2017

Dear Fellow Shareholders:

I am pleased to invite you to attend our 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on Friday, June 2, 2017 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of 2017 Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Regardless of whether you plan to attend the meeting, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Sincerely,

Robert A. Niblock Chairman of the Board, President and Chief Executive Officer

LOWE’S COMPANIES, INC.

1000 Lowe’s Boulevard

Mooresville, North Carolina 28117

(704) 758-1000

Notice of 2017 Annual Meeting of Shareholders

April 21, 2017

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Lowe’s Companies, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Friday, June 2, 2017 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, for the purpose of voting on the following matters:

1.	To elect the 11 persons nominated by the Board of Directors for election as directors;

2.	To approve, on an advisory basis, the Company’s named executive officer compensation in fiscal 2016;

3.	To vote, on an advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officer compensation;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017;

5.	To consider and vote upon the shareholder proposal set forth in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends a vote “FOR” items 1, 2 and 4, a vote in favor of a frequency of every “1 YEAR” for item 3 and a vote “AGAINST” the shareholder proposal in item 5. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on March 24, 2017 will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

Sincerely,

Ross W. McCanless

Chief Legal Officer, Secretary and

Chief Compliance Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on June 2, 2017:

The Notice of 2017 Annual Meeting of Shareholders, Proxy Statement and

2016 Annual Report to Shareholders are available at www.proxyvote.com.

PROXY SUMMARY

We have demonstrated a strong commitment to returning capital to our shareholders and have had continued dividend growth since 1961.

$19.3 Billion	24%	$4.3 Billion
SHARES REPURCHASED UNDER OUR SHARE REPURCHASE PROGRAM IN THE LAST FIVE YEARS	2016 INCREASE IN ANNUAL DIVIDEND	DIVIDENDS PAID IN THE LAST FIVE YEARS

This summary includes certain financial and operational, governance and executive compensation highlights. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Executive Compensation Highlights

Our executive compensation program is designed to link pay to the executives’ advancement of Lowe’s performance and business strategies and their performance for our shareholders. To that end, the primary objectives of our executive compensation program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, including expanding home improvement reach, developing capabilities to anticipate and support customer needs and generating profitable growth and substantial returns; and

•	Target executive total compensation at the market median with an opportunity to earn above market pay when the Company delivers results that exceed performance targets.

Governance Highlights

Our Board of Directors is committed to sound and effective corporate governance practices. The following are highlights of our corporate governance practices:

•	Declassified Board

•	Independent Lead Director

•	10 of 11 Director Nominees are Independent

•	Majority Voting for Directors

•	Adoption of Proxy Access

•	Audit, Compensation, Nominating and Governance and Public Policy Committees are comprised only of Independent Directors

•	Commitment to Sustainability and Public Policy Matters

•	Regular Executive Sessions of Independent Directors

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors

•	Annual Board, Committee and CEO Evaluations

•	Active Board Oversight of Enterprise Risk Management

•	Active Board Engagement in Succession Planning of Executive Officers

•	Commitment to Board Refreshment

•	Enhanced Shareholder Engagement Program

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FISCAL 2016 FINANCIAL AND OPERATIONAL HIGHLIGHTS

$4.6 Billion	47 Million Shares	$1.1 Billion	$5.6 Billion
IN CAPITAL RETURNED TO SHAREHOLDERS	REPURCHASED UNDER THE SHARE REPURCHASE PROGRAM	DIVIDENDS PAID	CASH FLOW FROM OPERATIONS

We made meaningful progress this year expanding our customer reach and advancing our omni-channel capabilities, as evidenced by the rollout of our interior project specialists across all US stores, our successful redesign of Lowes.com, strengthening our market position in Canada with the acquisition of RONA and deepening and broadening our relationship with the Pro customer.

We remain resolute in our focus on generating long-term profitable growth and substantial returns for shareholders, taking a balanced approach to capital allocation with a focus on making strategic investments to grow our businesses while returning excess cash to shareholders in the form of dividends and share repurchases.

$65 BILLION IN SALES
+10.1% SALES YOY +2.5% COMP AVERAGE TICKET YOY +1.6% COMP TRANSACTIONS YOY
$1.33 DIVIDENDS/ SHARE +24% DIVIDENDS YOY	$3.47 DILUTED EPS +27.1% DILUTED EPS YOY

* YOY = Year over Year Comparison

2017 PROPOSALS	Board Recommends
Proposal 1: Election of Directors
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation
Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	1 YEAR
Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm
Proposal 5: Shareholder Proposal Regarding the Feasibility of Setting Renewable Energy Sourcing Targets

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	ii

iii	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proxy Statement

The Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. is providing these materials to you in connection with the 2017 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, June 2, 2017 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. References in this Proxy Statement to “Lowe’s,” the “Company,” “we,” “us,” “our” and similar terms refer to Lowe’s Companies, Inc.

General Information

Why am I receiving these materials?

You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that the Company is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board of Directors is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to shareholders. For most shareholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to shareholders beginning April 21, 2017, and the proxy materials were posted on the investor relations portion of the Company’s website, www.Lowes.com/investor, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s shareholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice for requesting a copy.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting and Proxy Statement; and

•	the 2016 Annual Report to Shareholders, which contains the Company’s audited consolidated financial statements.

If you received a printed copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are five proposals scheduled to be voted on at the Annual Meeting:

•	the election of the 11 directors nominated by the Board;

•	the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016;

•	the vote, on an advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officer compensation;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017; and

•	a shareholder proposal regarding the feasibility of setting renewable energy sourcing targets.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

•	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	1

General Information

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016;

•	“1 YEAR” for the advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017; and

•	“AGAINST” the shareholder proposal regarding the feasibility of setting renewable energy sourcing targets.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	shareholders of record as of the close of business on March 24, 2017;

•	holders of valid proxies for the Annual Meeting; and

•	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date for admittance.

When is the record date and who is entitled to vote?

The Board set March 24, 2017 as the record date. As of the record date, 858,060,755 shares of common stock, $0.50 par value per share, of the Company (“Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter presented at the Annual Meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of Common Stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization. The Company only has access to ownership records for the registered shares. If you are not a shareholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee, or a copy of your voting instruction form or Notice.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote as described in the following Q&A.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

•	Shareholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to Ross W. McCanless, Chief Legal Officer, Secretary and Chief Compliance Officer, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including via the Internet or by telephone, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form or Notice of Internet Availability of Proxy Materials; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I vote by proxy and do not give specific voting instructions?

Shareholders of record. If you are a shareholder of record and you vote by proxy, via the Internet, by telephone or by signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

2	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

General Information

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

The election of directors, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2016, the advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation and the shareholder proposal are non-routine matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017 is considered a routine matter.

What is the voting requirement to approve each of the proposals?

Proposal 1: Election of Directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting in person or by proxy, including those shares for which votes are cast as “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. Approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2016 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). The results of the advisory vote will not be binding on the Company, the Compensation Committee or the Board of Directors. The Compensation Committee and the Board will, however, review the voting result and take it into consideration when making future decisions regarding executive compensation.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation. The advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation requires a plurality of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the option of every 1 year, 2 years or 3 years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote that is preferred by our shareholders). The results of the advisory vote will not be binding on the Company, the Compensation Committee or the Board of Directors. The Compensation Committee and the Board will, however, review the voting result and take it into consideration when making future decisions on the frequency of future advisory votes to approve named executive officer compensation.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Proposal 5: Shareholder Proposal. Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast on the item at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the item must exceed the number of shares voted “against” such item).

What is the quorum for the Annual Meeting? How are withhold votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of Common Stock is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, via the Internet, by telephone or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present or represented for the purpose of determining a quorum for the Annual Meeting.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the election of director nominees.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	3

General Information

With respect to Proposals 2, 3, 4 and 5, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2016, the advisory vote on the frequency of future advisory votes to approve the Company’s named executive officer compensation, the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017 and the shareholder proposal, respectively, abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the outcomes of these proposals.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail. The Company has engaged Georgeson LLC to assist in distributing proxy materials and soliciting proxies for the Annual Meeting for a fee of approximately $8,500 (plus handling fees).

Where can I find the voting results of the Annual Meeting?

The Company will publish final voting results in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2017 or in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

4	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Shareholder Engagement

GENERAL INFORMATION

Lowe’s recognizes the value of and is committed to engaging with our shareholders and soliciting their views and input. In fiscal 2016, members of Lowe’s management continued this long-standing practice of shareholder engagement, reinforcing our commitment to building long-term relationships with our shareholders. We conduct shareholder outreach throughout the year to ensure that we understand and consider the issues of importance to our shareholders and are able to address them appropriately. During fiscal 2016, we engaged with representatives of many of our top institutional shareholders to discuss board diversity and overboarding concerns on public company boards, climate change and sustainability efforts, governance practices, executive compensation and other matters. We report to our Nominating and Governance Committee and Board about these meetings and provide feedback from our shareholders.

The following diagram provides an overview of Lowe’s shareholder engagement practice:

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	5

Proposal 1: Election of Directors

We are asking our shareholders to vote on the election of the 11 persons nominated by the Board of Directors for election as directors.

The Board has nominated the 11 persons named in this proposal for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2018 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

All of the nominees are currently serving as directors and were elected to the Board at the 2016 Annual Meeting of Shareholders. The Nominating and Governance Committee identifies, considers and recommends director candidates to the Board who have expertise that would complement and enhance the current Board’s skills and experience and reviews the existing time commitments of director candidates to ensure that they do not have any obligations that would conflict with the time commitments of a director of the Company. Generally, the Nominating and Governance Committee identifies candidates through third-party search firms and, from time to time, through business and organizational contacts of the directors and management.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 11 nominees named in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the 11 nominees named in this proposal. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR” the election of each of the 11 nominees named in this proposal.

6	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 1: Election of Directors

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

Board Nomination Process

The Nominating and Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, reviews each director’s continuation on the Board prior to his or her renomination to serve on the Board. The Nominating and Governance Committee evaluates whether or not the director, based upon his or her skills, background, expertise and contribution to the Board, is capable of supporting Lowe’s present and future needs. After the evaluation of a director, the Chairperson of the Nominating and Governance Committee and the Chairman of the Board inform each director under consideration of the Committee’s decision.

Additionally, with the assistance of an independent search firm, the Nominating and Governance Committee conducts targeted searches to identify well-qualified candidates who may have different skills or backgrounds needed for the Company to execute its strategic vision. If an independent search firm is used, the Nominating and Governance Committee retains the search firm and approves payment of its fees.

The Nominating and Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2018 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board of Directors.

Board Commitment

The Board understands the significant time commitment involved with serving on the Board and its committees, and it takes steps to assess that all directors and director nominees have the time necessary to fulfill their duties. Our Nominating and Governance Committee and Board only nominate candidates who they believe are capable of devoting the necessary time to successfully meet their duties, taking into account principal occupations, memberships on other boards and other responsibilities. Directors must advise our Chairman of the Board and Lead Director prior to joining the board of another public company, or any assignment to the audit or compensation committee of the board of directors of any public company of which such director is a member. In addition, directors must offer to resign from the Board as a result of changes to their principal occupation, subject to further consideration by the Nominating and Governance Committee. The Nominating and Governance Committee assesses directors’ time commitment to the Board throughout the year, including through the annual self-evaluation process, and it determined that all of the director nominees clearly demonstrated the necessary time commitment involved in serving on our Board and its committees.

Further, the Nominating and Governance Committee regularly assesses and closely monitors shareholders’ views on the appropriate number of public company boards on which directors may serve. In connection with its review in 2016, the Nominating and Governance Committee considered: input from our shareholders during our engagement discussion; voting policies of the major proxy advisory firms; corporate governance guidelines adopted by other public companies; board trends at peer companies; and advice from outside advisors.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	7

Proposal 1: Election of Directors

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

Board Diversity

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects the Board’s commitment to diversity.

Board Criteria

Candidates nominated for election or re-election to the Board should possess the following qualifications:

•  high personal and professional ethics, integrity, practical wisdom and mature judgment;

•  broad training and experience at the policy-making level in business, government, education or technology;

•  expertise that is useful to the Company and complementary to the background and experience of other Board members;

•  willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•  commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•  willingness to represent the best interests of all shareholders and objectively appraise management performance.

When determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the result of the Board self-evaluation and the director’s attendance and overall engagement in Board activities.

8	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 1: Election of Directors

DIRECTOR NOMINEES

DIRECTOR NOMINEES

RAUL ALVAREZ

Director Since: 2010

Age: 61

Lowe’s Board Committees:

•  Audit, Chair

•  Executive

•  Public Policy

Current Public Company Directorships:

•  Dunkin’ Brands Group, Inc.

•  Eli Lilly and Company

•  Realogy Holdings Corp.

•  Skylark Co., Ltd.

Mr. Alvarez is the Chairman of Skylark Co., Ltd., a public Japanese holding company operating more than 3,000 restaurants. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation, which franchises and operates over 32,000 McDonald’s restaurants in the global restaurant industry, from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005, where he led a team that aligned employees, owner/operators, and suppliers behind the company’s “Plan to Win” strategy – the catalyst for the turnaround of the U.S. business. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as a Corporate Vice President and as Division Vice President-Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions, including Managing Director of Burger King Spain, President of Burger King Canada and Regional Vice President for the Florida Region.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Alvarez brings to the Lowe’s Board 40 years of experience in the retail industry as well as extensive executive leadership experience in managing some of the world’s best known brands. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, global expansion, multi-national operations and strategic planning.

ANGELA F. BRALY

Director Since: 2013

Age: 55

Lowe’s Board Committees:

•  Audit

•  Executive

•  Public Policy, Chair

Current Public Company Directorships:

•  Brookfield Asset Management, Inc.

•  ExxonMobil Corporation

•  The Procter & Gamble Company

Ms. Braly is the former Chair, President and Chief Executive Officer of WellPoint, Inc. (now Anthem, Inc.), a health benefits company. She served as Chair of the board from March 2010 until August 2012 and President and Chief Executive Officer from June 2007 through August 2012. Prior to that, Ms. Braly served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chair and Chief Executive Officer of a publicly traded company, Ms. Braly developed strong executive leadership and strategic management skills while leading a Fortune 50 company in a highly regulated industry. Ms. Braly also brings extensive legal experience as a former partner of an NLJ 500 law firm and General Counsel of RightCHOICE Managed Care, Inc. and WellPoint, Inc. As Chief Public Affairs Officer for WellPoint, Ms. Braly was also responsible for the company’s public policy development, government relations, legal affairs, corporate communications, marketing and social responsibility initiatives.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	9

Proposal 1: Election of Directors

DIRECTOR NOMINEES

SANDRA B. COCHRAN

Director Since: 2016 Age: 58 Lowe’s Board Committees: • Compensation Current Public Company Directorships: • Cracker Barrel Old Country Store, Inc. • Dollar General Corporation

Ms. Cochran has served as a director and as President and Chief Executive Officer of Cracker Barrel Old Country Store, Inc., which operates over 641 old country stores and restaurants across 43 states, since September 2011. Ms. Cochran joined Cracker Barrel in April 2009 as Executive Vice President and Chief Financial Officer and was named President and Chief Operating Officer in November 2010. She was previously Chief Executive Officer at book retailer Books-A-Million, Inc. from February 2004 to April 2009 and also served as that company’s President from August 1999 to February 2004, Chief Financial Officer from September 1993 to August 1999 and Vice President of Finance from August 1992 to September 1993. Ms. Cochran has served as a director of Dollar General Corporation since December 2012.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Cochran brings to Lowe’s Board over 20 years of retail experience as well as expertise in a number of critical areas, including marketing, risk management and strategic planning. Ms. Cochran also has significant executive-level financial experience, which she developed while serving in multiple leadership finance positions, including Vice President, Corporate Finance at SunTrust Bank and Chief Financial Officer of both Cracker Barrel Old Country Store, Inc. and Books-A-Million, Inc. Her financial expertise will continue to be a tremendous asset as the Company transitions to an omni-channel home improvement company.

LAURIE Z. DOUGLAS

Director Since: 2015 Age: 53 Lowe’s Board Committees: • Audit • Public Policy

Ms. Douglas has served as Senior Vice President, Chief Information Officer and Chief Security Officer of Publix Super Markets, Inc., an operator of retail food supermarkets in Florida, Georgia, Alabama, South Carolina, Tennessee and North Carolina, since 2006. Before joining Publix Super Markets, Ms. Douglas served as Senior Vice President and Chief Information Officer of FedEx Kinko’s Office and Print Services, Inc. from 2004 to 2005. From 2003 to 2004, she was Senior Vice President and Chief Information Officer of Kinko’s, Inc.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chief Information Officer of several different retail enterprises, Ms. Douglas brings to Lowe’s Board many years of experience in driving the IT and data security vision for two Fortune 500 companies. She is a highly respected technology leader who has financial management responsibility for all IT investments and has provided direction to large teams of information technology associates, contractors and third-party partners. Ms. Douglas also has significant experience with developing and delivering innovative IT solutions that support business goals, position companies to secure a competitive advantage and enhance the shopping experience for customers.

10	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 1: Election of Directors

DIRECTOR NOMINEES

RICHARD W. DREILING

Director Since: 2012 Age: 62 Lowe’s Board Committees: • Compensation • Public Policy Current Public Company Directorships: • Aramark • Kellogg Company • PulteGroup, Inc.

Mr. Dreiling retired in June 2015 from Dollar General Corporation, the nation’s largest small-box discount retailer, as Chief Executive Officer, a position he held since January 2008. Mr. Dreiling served as Chairman of Dollar General Corporation from December 2008 until January 2016 and as Senior Advisor from June 2015 until January 2016. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President-Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President-Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is former Chairman and was, until January 2016, a member of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, Virginia for the retail industry that includes nine of the top 10 U.S. retailers among its members.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Dreiling brings to Lowe’s Board over 40 years of retail industry experience at all operating levels and a unique perspective as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies. Mr. Dreiling also has strong business development expertise in expanding the footprint and offerings provided by several retailers into new regions.

ROBERT L. JOHNSON

Director Since: 2005 Age: 71 Lowe’s Board Committees: • Compensation • Nominating and Governance Current Public Company Directorships: • KB Home • RLJ Entertainment, Inc. • RLJ Lodging Trust

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports, film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. Before founding BET in 1979, Mr. Johnson served as vice president of government relations for the National Cable & Telecommunications Association. In July 2007, Mr. Johnson was named by USA Today as one of the 25 most influential business leaders of the past 25 years. Mr. Johnson was a director of Strayer Education, Inc. until 2016.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As a successful business leader and entrepreneur, Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including mergers and acquisitions, real estate, brand development, multicultural marketing and customer experience design. Mr. Johnson also has extensive finance expertise, which he developed through his prior senior leadership roles and his interest in the various businesses operating in the banking and private equity industries held by The RLJ Companies. Mr. Johnson also brings significant government experience, which he obtained while serving in senior leadership positions in several highly regulated industries, including banking and television.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	11

Proposal 1: Election of Directors

DIRECTOR NOMINEES

MARSHALL O. LARSEN

Director Since: 2004

Age: 68

Lowe’s Board Committees:

•  Compensation

•  Executive

•  Nominating and Governance, Chair

Current Public Company Directorships:

•  Air Lease Corporation

•  Becton, Dickinson and Company

•  United Technologies Corporation

Mr. Larsen retired in July 2012 as Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen had served as Chairman of Goodrich since October 2003 and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Executive Vice President and President and Chief Operating Officer of the Aerospace division of Goodrich from 1995 to 2002. Mr. Larsen serves as Lowe’s Lead Director.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chairman, President and Chief Executive Officer of a publicly traded company, Mr. Larsen developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board over 30 years of domestic and international business experience, including expertise in a number of critical areas, such as technology, accounting and finance, retail sales and marketing. Mr. Larsen also has extensive financial expertise in cost management, value creation and resource allocation and in oversight of complex financial transactions developed during prior operations and leadership roles at Goodrich Corporation.

JAMES H. MORGAN

Director Since: 2015 Age: 69 Lowe’s Board Committees: • Audit • Nominating and Governance Current Public Company Directorships: • Coca-Cola Bottling Co. Consolidated

Mr. Morgan has served as Chairman of Covenant Capital LLC, an investment management firm, since February 2015, after previously serving in that capacity from 2001 to 2008. Mr. Morgan served as Chairman of Krispy Kreme Doughnuts, Inc., a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, from January 2005 to August 2016. He served as Executive Chairman of Krispy Kreme from June 2014 to January 2015, as Chief Executive Officer from January 2008 to June 2014 and as President from April 2012 to June 2014. Mr. Morgan also previously served as President of Krispy Kreme from January 2008 to November 2011. Mr. Morgan served as Vice Chairman of Krispy Kreme from March 2004 to January 2005. Previously, Mr. Morgan served as a consultant for Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chairman and Chief Executive Officer of both major public and private companies, Mr. Morgan has developed strong executive leadership and strategic management skills. Mr. Morgan also brings to Lowe’s Board more than 10 years of experience in the retail industry as well as valuable expertise and insights into the complex financial and operational issues facing large companies. As Chairman of Covenant Capital LLC and Chairman and Chief Executive Officer of Wachovia Securities, Inc. and Interstate/Johnson Lane, Mr. Morgan developed a deep understanding of financial functions as well as enterprise risk management.

12	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 1: Election of Directors

DIRECTOR NOMINEES

ROBERT A. NIBLOCK

Director Since: 2004 Age: 54 Lowe’s Board Committees: • Executive, Chair Current Public Company Directorships: • ConocoPhillips

Mr. Niblock has served as Chairman and Chief Executive Officer of Lowe’s since January 2005. In May 2011, he reassumed the title of President, after having served in that role from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President-Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with the accounting firm Ernst & Young LLP. Mr. Niblock has been a member of the board of directors of the Retail Industry Leaders Association (RILA) since 2004 and has served as Secretary since 2012. He previously served as its Chairman in 2008 and 2009 and Vice Chairman in 2006 and 2007.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Niblock has broad experience in the home improvement retail industry, having spent his career spanning over 20 years with Lowe’s. He has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its purpose and values and playing a significant role as architect of Lowe’s strategic plans. With a background in accounting and over two decades of financial experience, including serving as Lowe’s Chief Financial Officer, Mr. Niblock brings accounting and related financial management experience to Lowe’s Board. Mr. Niblock also has extensive knowledge of international markets and international retailing in connection with his roles at Lowe’s and as a director of an international oil and gas company.

BERTRAM L. SCOTT

Director Since: 2015

Age: 66

Lowe’s Board Committees:

• Audit

• Nominating and Governance

Current Public Company Directorships:

•  AXA Equitable Life Insurance Company

•  Becton, Dickinson and Company

•  MONY Life Insurance Company of America

Mr. Scott has served as Senior Vice President of Population Health and Value Based Care at Novant Health, a leading healthcare provider, since 2015. Prior to that, Mr. Scott was President, Chief Executive Officer and a director of Affinity Health Plan, a provider of New York State-sponsored health coverage, from 2012 to 2014; President, U.S. Commercial of CIGNA Corporation, a global health services organization, from 2010 to 2011; Executive Vice President and Chief Institutional Development and Sales Officer of TIAA-CREF from 2000 to 2010; and President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007.

Mr. Scott currently serves on the board of AXA Equitable Life Insurance Company (“AXA”); Becton, Dickinson and Company; and MONY Life Insurance Company of America (“MONY”). AXA and MONY, which are affiliates of AXA Group, file reports with the SEC but they do not have securities listed on an exchange.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Scott has served in a variety of senior leadership positions in organizations that are in highly regulated industries and may be directly affected by governmental actions and socioeconomic trends and brings invaluable experience to Lowe’s Board in the areas of development and implementation of strategy, mergers and acquisitions and integration. Mr. Scott also brings significant experience and responsibility in the areas of sales and marketing in his roles as Executive Vice President and Chief Institutional Development and Sales Officer of TIAA-CREF and President and Chief Executive Officer of TIAA-CREF Life Insurance Company.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	13

Proposal 1: Election of Directors

DIRECTOR NOMINEES

ERIC C. WISEMAN

Director Since: 2011 Age: 61 Lowe’s Board Committees: • Compensation, Chair • Executive • Public Policy Current Public Company Directorships: • CIGNA Corporation • V.F. Corporation

Mr. Wiseman is the Chairman of V.F. Corporation, a global leader in the design, production, procurement, marketing and distribution of branded lifestyle apparel, footwear and related products. Previously, Mr. Wiseman served as the Chairman from August 2008 to January 2017; Chief Executive Officer from January 2008 to January 2017; and President from March 2006 to June 2015. Prior to that, he served as Chief Operating Officer of V.F. from March 2006 to January 2008. Mr. Wiseman joined V.F. in 1995 and has held a variety of leadership positions during his tenure with the company. Mr. Wiseman also served as Treasurer and a member of the board of directors of the Retail Industry Leaders Association (RILA) in 2016 and currently is a member of the Board of Visitors of the School of Business at Wake Forest University.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Wiseman has developed valuable strategic management skills and brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning. Mr. Wiseman is responsible for transforming V.F. into an industry leader by creating innovative marketing initiatives and building powerful brands and for creating an oversight system to guide the sustainability and responsibility efforts and goals for one of the largest apparel and footwear companies in the world.

14	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Information About the Board of Directors and Committees of the Board

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisors and other matters. The Nominating and Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

DIRECTOR INDEPENDENCE

The Company’s Corporate Governance Guidelines provide that, in accordance with Lowe’s long-standing policy, a majority of the members of the Board must qualify as independent directors. The rules and regulations of the New York Stock Exchange (the “NYSE rules”) provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”), which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” A copy of the Categorical Standards is attached as Appendix A to this Proxy Statement.

In March 2017, the Board of Directors, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relevant transactions, relationships or arrangements between each director (and his or her immediate family members and affiliates) and each of Lowe’s, its management and its independent registered public accounting firm in each of the most recent three completed fiscal years. In determining the independence of each director, the Board considered and deemed immaterial to the directors’ independence transactions involving the purchase or sale of products and services in the ordinary course of business between the Company, on the one hand, and, on the other, companies or organizations at which some of our directors or their immediate family members were officers, employees or directors in each of the most recent three completed fiscal years. In each case, the amount paid to or received from these companies or organizations was well below 2% of total revenue of such companies or organizations and consequently below the threshold set forth in our Categorical Standards.

In addition, the Board considered the amount of Lowe’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee. The Company has not made any payments to such organizations in the last three fiscal years.

As a result of the evaluation of the transactions, relationships or arrangements that do exist or did exist within the most recent three completed fiscal years (except for Mr. Niblock’s), the Board determined that they all fall well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Messrs. Alvarez, Dreiling, Johnson, Larsen, Morgan, Scott and Wiseman and Mss. Braly, Cochran and Douglas is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation, Nominating and Governance and Public Policy Committees (see membership information below under “Board Meetings, Committees of the Board and Board Leadership Structure—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined under Rule 16b-3(b)(3)(i) of the Exchange Act. Robert A. Niblock, the Company’s Chairman, President and Chief Executive Officer, is not independent due to his employment by the Company.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	15

Information About the Board of Directors and Committees of the Board

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

General

Lowe’s policy on compensating directors who are not employees (“non-employee directors”) is to use a mix of cash and equity that will align the interests of our directors with the long-term interests of Lowe’s shareholders and compensate our directors fairly and competitively for the obligations and responsibilities of serving as a director at a company of Lowe’s size and scope. A director who is an employee of the Company receives no additional compensation for his or her services as a director. A non-employee director receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

Annual Retainer Fees

For fiscal 2016, each non-employee director was paid an annual retainer of $80,000. Our directors do not receive any meetings fees. Non-employee directors who served as the Chair of the Nominating and Governance Committee or the Public Policy Committee received an additional $15,000; the Chair of the Compensation Committee received an additional $20,000; and the Chair of the Audit Committee received an additional $25,000. The Lead Director received an additional $25,000 in fiscal 2016.

For fiscal 2017, the Board increased the annual retainer and the Lead Director retainer to help bring total director compensation closer in line with the median pay of our peer companies (using the same peer companies used for purposes of executive compensation, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement). The annual retainer for non-employee directors was increased to $90,000 and the Lead Director retainer was increased to $30,000. Annual retainers for the Chairs of the Board committees remained unchanged from fiscal 2016.

Stock Awards

The Board believes that director stock ownership is a hallmark of enlightened corporate governance and provides greater alignment of interests between directors and shareholders. The compensation plan adopted by the Board for non-employee directors adheres to this principle by providing a substantial portion of such director’s compensation in deferred stock units, which are credited to a deferral account during the term of such director’s service and are payable to the director (or to the director’s estate if the director should die while serving on the Board) in one share of Common Stock of the Company per deferred stock unit only upon the director’s termination of service as a director.

Non-employee directors receive grants of deferred stock units at the first Board meeting following the Annual Meeting of Shareholders each year (the “Award Date”). The annual grant of deferred stock units for each of the Company’s non-employee directors is determined by taking the annual grant amount and dividing it by the closing price of a share of Common Stock as reported on the New York Stock Exchange (the “NYSE”) on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and payable in the form of Common Stock after the termination of the director’s service.

For fiscal 2016, each non-employee director received an annual equity award of $150,000, which was increased to $175,000 for fiscal 2017 based on the results of benchmarking across our peer companies and consultation with our compensation advisors. With this increase, the annual equity award is now in line with the peer group median. In accordance with the Company’s long-term incentive plan, the value of a non-employee director’s annual equity award may not exceed $500,000.

Deferral of Annual Retainer Fees

Each non-employee director may elect to defer receipt of all, but not less than all, of the annual retainer and any committee Chair or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment alternative selected by the director. One investment alternative adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment alternative assumes that the deferrals are invested in Common Stock with reinvestment of all dividends. At the end of each year, a director participating in the plan makes an election to allocate the fees deferred for the following year between the two investment alternatives in 25% multiples. Account balances may not be reallocated between the investment alternatives. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

16	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Information About the Board of Directors and Committees of the Board

COMPENSATION OF DIRECTORS

Fiscal 2016 Compensation

The following table shows the compensation paid to each non-employee director who served on the Board in fiscal 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raul Alvarez	105,000	152,665	257,665
David W. Bernauer(2)	40,000	—	40,000
Angela F. Braly	91,250	152,665	243,915
Sandra B. Cochran	80,000	152,665	232,665
Laurie Z. Douglas	80,000	152,665	232,665
Richard W. Dreiling	80,000	152,665	232,665
Robert L. Johnson	80,000	152,665	232,665
Marshall O. Larsen	120,000	152,665	272,665
Richard K. Lochridge(3)	40,000	—	40,000
James H. Morgan	80,000	152,665	232,665
Bertram L. Scott	80,000	152,665	232,665
Eric C. Wiseman	100,000	152,665	252,665

(1)	The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“FASB ASC Topic 718”) for 2,200 deferred stock units granted to each non-employee director in fiscal 2016. See Note 10, “Accounting for Share-Based Payments” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 3, 2017 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service.

(2)	Mr. Bernauer retired from the Board on May 27, 2016.

(3)	Mr. Lochridge retired from the Board on May 27, 2016.

The following table shows the number of deferred stock units held by each non-employee director as of February 3, 2017:

Name	Deferred Stock Units (#)
Raul Alvarez	23,535
Angela F. Braly	7,506
Sandra B. Cochran	1,918
Laurie Z. Douglas	4,174
Richard W. Dreiling	17,138
Robert L. Johnson	53,662
Marshall O. Larsen	53,662
James H. Morgan	4,174
Bertram L. Scott	1,918
Eric C. Wiseman	17,138

Director Stock Ownership Guidelines

To ensure that non-employee directors become and remain meaningfully invested in Common Stock, non-employee directors are required to own shares of Common Stock having a market value equal to five times the annual retainer fee payable to them. A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units are counted for purposes of determining a director’s compliance with the stock ownership requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year time requirement.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	17

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

Attendance at Board and Committee Meetings

During fiscal 2016, the Board of Directors held five meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2016.

Executive Sessions of the Independent Directors

The independent directors meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Lead Director presides over these executive sessions and, in the Lead Director’s absence, the independent directors will select another independent director present to preside.

Annual Meetings of Lowe’s Shareholders

Directors are expected to attend the Annual Meeting of Shareholders. Mr. Johnson was unable to attend last year’s Annual Meeting of Shareholders due to a personal conflict. All 10 of the remaining directors in office at the time attended last year’s Annual Meeting of Shareholders.

Annual Evaluation of Board of Directors and Committees

The Board of Directors evaluates the performance of the Board, the committees of the Board and individual directors on an annual basis. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the committees of the Board in which the director completing the evaluation is a member. The Chair of the Nominating and Governance Committee provides each director with a summary of the results. The goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring function.

Board Leadership Structure

Lowe’s Board is responsible for ensuring that its leadership structure provides independent oversight of senior management and discusses the appropriate structure for Lowe’s on an annual basis. When evaluating the optimal structure, the Board reviews a variety of criteria, including shareholder feedback, Lowe’s strategic goals, the current operating and governance environment, the skill set of the independent directors, the dynamics of Lowe’s Board, and the strengths and talents of Lowe’s senior management at any given point in time. The Board does not believe that there is one leadership structure that is preferred and regularly discusses what the optimal leadership structure is for Lowe’s at that time.

Lowe’s Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. The Corporate Governance Guidelines further provide that if the Board determines the roles of Chairman and Chief Executive Officer are filled by the same individual, then a Lead Director, who must be an independent director, will be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. The duties of the Lead Director are consistent with the responsibilities held by lead directors at other public companies and are further described below.

The Nominating and Governance Committee analyzed the considerations noted above, and after careful consideration, the independent directors of the Board determined that having a strong, independent Lead Director along with the strong leadership of a combined Chairman and Chief Executive Officer in Mr. Niblock is in the best interest of Lowe’s at this time. The independent directors believe that Mr. Niblock has exercised leadership that has generated strong operational performance; effectively led the Board and the Company during a challenging macroeconomic environment; has extensive knowledge of Lowe’s and the home improvement retail industry; and has served as a highly effective bridge between the Board and management. Further, the independent directors believe that as the Company continues to develop its omni-channel capabilities, differentiate itself through better customer experiences and improve its product and service offering for the Pro customer, Lowe’s is best served by having the leader and architect of the strategies as Chairman of the Board. Accordingly, Marshall A. Larsen currently holds the position of Lead Director and Robert A. Niblock currently holds the positions of Chairman of the Board, President and Chief Executive Officer of the Company.

18	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

ROLE OF THE LEAD DIRECTOR

The Company’s Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non- management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chair of the Nominating and Governance Committee of the Board of Directors, which is comprised entirely of independent directors.

Lowe’s independent directors appointed Marshall A. Larsen to serve as Lead Director of the Company in May 2015 and have re-appointed him for the role in each subsequent year. As Chairman and Chief Executive Officer of a publicly traded company for almost 10 years, Mr. Larsen developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board over 30 years of domestic and international business experience, including expertise in a number of critical areas, such as technology, accounting and finance, retail sales and marketing. Beyond his responsibilities as set forth above, Mr. Larsen also:

•	regularly meets with the Chairman and Chief Executive Officer before and after Board meetings to discuss matters of concern;

•	leads the Nominating and Governance Committee in an annual performance review of the Chief Executive Officer and communicates the results to the Chief Executive Officer;

•	leads the Board evaluation process and provides each continuing director with a review of his or her performance, as determined by the other directors; and

•	meets with members of senior management, other than the Chairman and Chief Executive Officer, on a regular basis.

The Board believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	19

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

In addition to requiring an independent Lead Director if the roles of Chairman and Chief Executive Officer are served by the same individual, Lowe’s Board has implemented additional practices to ensure that there is independent oversight of management.

BOARD REFRESHMENT		OVERSIGHT PRACTICES

6	DIRECTOR NOMINEES JOINED LOWE’S BOARD WITHIN THE LAST 5 YEARS	100%	OF NON-MANAGEMENT DIRECTORS ARE INDEPENDENT

5	THE BOARD IS REFRESHED ON A REGULAR BASIS AND THE AVERAGE CURRENT TENURE OF THE INDEPENDENT DIRECTORS IS FIVE YEARS.	100%	OF ALL DIRECTORS ON THE AUDIT, COMPENSATION, NOMINATING AND GOVERNANCE AND PUBLIC POLICY COMMITTEES ARE INDEPENDENT

		INDEPENDENT DIRECTORS MEET IN EXECUTIVE SESSION AT EACH OF THE REGULARLY SCHEDULED BOARD MEETINGS AND AS NECESSARY AT OTHER BOARD MEETINGS.

ENHANCED BOARD RECRUITMENT

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board and believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board. Currently, our Board has the following characteristics:

9	2	7	5	3	2	1
DIRECTOR NOMINEES ARE CURRENT OR FORMER CHIEF EXECUTIVE OFFICERS	DIRECTOR NOMINEES ARE CURRENT OR FORMER CHIEF FINANCIAL OFFICERS	DIRECTOR NOMINEES HAVE RETAIL EXPERIENCE	DIRECTOR NOMINEES HAVE GLOBAL EXPERIENCE	DIRECTOR NOMINEES ARE WOMEN	DIRECTOR NOMINEES ARE AFRICAN-AMERICAN	DIRECTOR NOMINEE IS HISPANIC

Lowe’s independent directors remain committed to evaluating Lowe’s Board leadership structure at least annually. Under Lowe’s Corporate Governance Guidelines, the Board can and will change its leadership structure if it determines that doing so is in the best interest of Lowe’s shareholders.

Board’s Role in the Risk Management Process

Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted an enterprise risk management (“ERM”) framework for identifying, assessing and mitigating key risks. The Company’s Chief Financial Officer, who reports directly to the Chairman, President and Chief Executive Officer, is responsible for implementing the Company’s ERM framework. During the Board meeting held each November, the Chief Financial Officer presents to the Board a comprehensive review of the Company’s ERM framework. His presentation includes an update on existing and any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them.

During his presentation, the directors actively discuss with him and other members of management the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them.

The Company’s Chief Financial Officer also presents updates on the Company’s ERM processes and specific potential risks and trends at other meetings of the Board during the year. In addition, as necessary at the regularly scheduled Board meetings, the Chairman, President and Chief Executive Officer addresses matters of particular importance or concern to the Company, including any significant areas of risk requiring Board attention. In the course of reviewing the Company’s strategic initiatives throughout the year, the Board considers the types and nature of risks associated with those initiatives, their potential impact on the Company and the steps that have or could be taken by management to mitigate them.

20	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also periodically reviews legal matters that may have a material adverse impact on the Company’s financial statements, compliance with laws and any material reports received from regulatory agencies with the Company’s Chief Legal Officer and Chief Compliance Officer. Additionally, the Public Policy Committee identifies, evaluates and monitors the social, political and environmental trends, issues, risks and concerns that could affect the Company’s business activities and performance. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee annually reviews an audit and analysis of the risk associated with the Company’s executive compensation program.

The Board believes that its oversight of the Company’s ERM processes benefits from having one person serve as the Chairman of the Board and Chief Executive Officer. With his in-depth knowledge and understanding of the Company’s operations, Mr. Niblock, as Chairman, President and Chief Executive Officer, is better able to bring key strategic and business issues and risks to the Board’s attention than would a Non-Executive Chairman of the Board. The role of the Board’s Audit Committee, which consists solely of independent directors, in the oversight of the Company’s major financial exposures, preserves the benefit of independent risk oversight along with full Board responsibility and review.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. In May 2010, the Compensation Committee retained Farient Advisors LLC to act as its independent compensation consultant and to provide it with advice and support on executive compensation issues. The Compensation Committee has renewed this engagement each year since 2010. Since its engagement, the compensation consultant has assisted with peer group identification and benchmarking, design of the Company’s executive compensation program and conduct of annual risk assessment related thereto, review of compensation-related disclosures and related services. A more detailed description of the services performed by the Compensation Committee’s compensation consultant in fiscal 2016 is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee has reviewed and confirmed the independence of its compensation consultant. Neither the compensation consultant nor any of its affiliates provide any services to the Company except for services provided to the Compensation Committee. In addition to its compensation consultant, the Compensation Committee has reviewed the independence of outside counsel engaged by the Compensation Committee in advance of receiving advice from counsel.

How to Communicate with the Board of Directors and Non-Management Directors

Shareholders and other interested parties can communicate directly with the Board of Directors by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Shareholders and other interested parties wishing to communicate with Mr. Larsen, as Lead Director, or with the independent directors as a group may do so by sending a written communication addressed to Mr. Larsen, in care of Lowe’s Companies, Inc. at the above address. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested parties that are addressed simply to the Board of Directors to the Lead Director or to the Chair of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication. All such communications are promptly reviewed before being forwarded to the addressee. Lowe’s generally will not forward to directors a shareholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	21

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

Board Committees

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Governance Committee and the Public Policy Committee. The Public Policy Committee was established in May 2016. The Board may also establish other committees from time to time as it deems necessary. Committee members and committee chairs are appointed by the Board. The members of these committees are identified in the following table:

Chairperson Member
	Audit Committee	Compensation Committee	Nominating and Governance Committee	Public Policy Committee	Executive Committee

Raul Alvarez

Angela F. Braly

Sandra B. Cochran

Laurie Z. Douglas

Richard W. Dreiling

Robert L. Johnson

Marshall O. Larsen

James H. Morgan

Robert A. Niblock

Bertram L. Scott

Eric C. Wiseman

Each of these committees, with the exception of the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on the Company’s website at www.Lowes.com/investor.

22	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Information About the Board of Directors and Committees of the Board

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

The following table provides information about the operation and key functions of each of the standing Board committees:

Committee	Key Functions and Additional Information	Number of Meetings in Fiscal 2016
Audit Committee

•  Oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions.

•  Reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements and earnings press releases.

•  Reviews and discusses the Company’s major financial risk exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures.

•  Reviews with the Company’s Chief Legal Officer and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics.

•  Reviews and pre-approves all audit and non-audit services proposed to be performed by the independent registered public accounting firm.

•  Reports regularly to the Board.

•  The Board has determined that Raul Alvarez, Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of the SEC rules and that Mr. Alvarez is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act and the NYSE rules.

		7
Compensation Committee

•  Reviews and approves on an annual basis the corporate goals and objectives relevant to the compensation for the executive officers, evaluates at least once a year the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s compensation, which it forwards to the Board for ratification by the independent directors.

•  Reviews and approves the compensation for the other executive officers.

•  Makes recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval.

•  Reviews and approves all annual incentive plans for executives and all awards to executives under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans.

•  Oversees regulatory compliance and risk regarding compensation matters.

•  Reports regularly to the Board.

		5
Executive Committee	• Has authority to exercise all powers of the Board of Directors, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Company’s Bylaws. • Considers at least annually succession planning for the Chairman and Chief Executive Officer and provides a report on such succession planning to the Nominating and Governance Committee on a regular basis. • Reviews and recommends to the Board for approval the form and amount of director compensation. • Reports regularly to the Board.	4
Nominating and Governance Committee

•  Develops criteria for evaluation of potential candidates for the Board and its committees.

•  Makes recommendations to the Board concerning committee appointments.

•  Makes recommendations to the Board with respect to determinations of director independence.

•  Identifies, evaluates and recommends director candidates to the Board.

•  Oversees annual evaluation of the Board, the committees of the Board and each individual director.

•  Develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company.

•  Reviews and approves, ratifies or disapproves related person transactions.

•  Considers and recommends to the Board other actions relating to corporate governance.

•  Reports regularly to the Board.

		4
Public Policy Committee (established in May 2016)

•  Monitors the Company’s reputation generally.

•  Assists the Board with the Company’s enterprise risk management system by identifying, evaluating and monitoring social, political and environmental trends, issues, risks and concerns.

•  Reviews the Company’s compliance with policies, programs and practices.

•  Reviews and monitors the Company’s positions and responses to significant public policy issues.

•  Reviews and monitors the Company’s policies and practices with respect to political contributions, lobbying priorities, trade association memberships and political action committees.

•  Considers and recommends to the Board other actions relating to public policy.

•  Reports regularly to the Board.

		3

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	23

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of Common Stock as of March 24, 2017, except as otherwise noted, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as each director, nominee for director, named executive officer and all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated, the address for each of the beneficial owners is c/o Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

Name or Number of Persons in Group	Number of Shares (#)(1)		Percent of Class
Raul Alvarez	23,647		*
Angela F. Braly	7,542		*
Sandra B. Cochran	3,427		*
Rick D. Damron	158,890		*
Laurie Z. Douglas	4,194		*
Richard W. Dreiling	17,220		*
Robert F. Hull, Jr.	140,164		*
Robert L. Johnson	53,919		*
Michael A. Jones	3		*
Marshall O. Larsen	55,919		*
Ross W. McCanless	26,201		*
James H. Morgan	4,194		*
Robert A. Niblock	1,263,064		*
Bertram L. Scott	1,927		*
Jennifer L. Weber	17,342		*
Eric C. Wiseman	17,220		*
Directors and Executive Officers as a Group (20 total)	1,970,304		*
BlackRock, Inc.	61,527,142	(2)	7.2%
The Vanguard Group, Inc.	61,221,058	(3)	7.1%

*	Represents holdings of less than 1%.

(1)	Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as set forth in the following table:

Name or Number of Persons in Group	Number of Shares (#)
Raul Alvarez	23,647
Angela F. Braly	7,542
Sandra B. Cochran	1,927
Rick D. Damron	46,731
Laurie Z. Douglas	4,194
Richard W. Dreiling	17,220
Robert F. Hull, Jr.	—
Robert L. Johnson	53,919
Michael A. Jones	—
Marshall O. Larsen	53,919
Ross W. McCanless	8,587
James H. Morgan	4,194
Robert A. Niblock	547,478
Bertram L. Scott	1,927
Jennifer L. Weber	6,030
Eric C. Wiseman	17,220
Directors and Executive Officers as a Group (20 total)	947,841

24	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Security Ownership of Certain Beneficial Owners and Management

(2)	Shares held at December 31, 2016, according to a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10055. The Schedule 13G/A reports that BlackRock has sole voting power over 51,793,247 shares, shared voting power over 24,962 shares, sole investment power over 61,502,180 shares and shared investment power over 24,962 shares.

(3)	Shares held at December 31, 2016, according to a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over 1,368,894 shares, shared voting power over 179,773 shares, sole investment power over 59,684,157 shares and shared investment power over 1,536,901 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Lowe’s directors, executive officers and persons who beneficially own more than 10% of Lowe’s outstanding Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership and reports of changes in their beneficial ownership of Common Stock. Based solely on a review of such reports and written representations made by Lowe’s directors and executive officers that no other reports were required, the Company believes that the reporting persons complied with all applicable filing requirements on a timely basis during fiscal 2016.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	25

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions as they relate to the following named executive officers (“NEOs”) of the Company in the 2016 fiscal year:

Robert A. Niblock	Chairman of the Board, President and Chief Executive Officer
Robert F. Hull, Jr.	Chief Financial Officer(1)
Rick D. Damron	Chief Operating Officer
Michael A. Jones	Chief Customer Officer(2)
Ross W. McCanless	Chief Legal Officer, Secretary and Chief Compliance Officer
Jennifer L. Weber	Chief Human Resources Officer

(1)	Mr. Hull retired as Chief Financial Officer on March 3, 2017.

(2)	Mr. Jones served as Chief Customer Officer until October 27, 2016.

Our CD&A is organized as follows:

I.	Executive Summary

II.	Compensation Philosophy and Elements

III.	Compensation Decision-Making Process

IV.	2016 Compensation Actions

V.	Other Compensation Policies

VI.	Compensation Tables

VII.	Compensation Committee Interlocks and Insider Participation

26	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

I. EXECUTIVE SUMMARY

We have demonstrated a strong commitment to returning capital to our shareholders and have had continued dividend growth since 1961.

$19.3 Billion	24%	$4.3 Billion
SHARES REPURCHASED UNDER OUR SHARE REPURCHASE PROGRAM IN THE LAST FIVE YEARS	2016 INCREASE IN ANNUAL DIVIDEND	DIVIDENDS PAID IN THE LAST FIVE YEARS

Lowe’s delivered solid financial and operational results in fiscal 2016, which demonstrates the strong foundation we are building to provide home improvement solutions that differentiate Lowe’s in the marketplace and demonstrate our commitment to customers. Total sales grew 10.1% driven by comparable sales growth of 4.2%, with all regions and product categories achieving positive comps.

Along with improved operating results, we made meaningful progress in fiscal 2016 expanding our customer reach and advancing our omni-channel capabilities, as evidenced by the rollout of our interior project specialists across all US stores, our successful redesign of Lowes.com, strengthening our market position in Canada with the acquisition of RONA, and deepening and broadening our relationship with the pro customer.

The CD&A includes disclosure of our incentive compensation performance measures including: earnings before interest and taxes (“EBIT”), sales and return on non-cash average assets (“RONCAA”). EBIT and sales for fiscal 2016 as presented in this Proxy Statement include adjustments described on page 36, and as adjusted these measures are referred to as “Adjusted EBIT” and “Adjusted Sales” in this Proxy Statement. Three-Year Average RONCAA for fiscal 2016 includes adjustments described on page 38, and as adjusted this measure is referred to as “Adjusted Average RONCAA”. Each of these performance measures are further described on pages 36 and 37.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	27

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

2016 Executive Compensation

Lowe’s has a long-standing commitment to pay for performance that we implement by providing a significant portion of compensation through variable pay arrangements. These arrangements are designed to hold our executive officers accountable for business results and reward them for consistently strong financial performance and the creation of value for our shareholders.

Our 2016 executive compensation program consisted of the following elements:

•	Base salary

•	Annual incentive awards

•	Performance share unit awards (“PSUs”)

•	Grants of stock options and time-vested restricted stock awards (“RSAs”)

•	Retirement and health benefits

•	Limited perquisites

Lowe’s mix is heavily performance-based with 73% of the CEO’s and 66% of the other NEOs’ target compensation being linked to performance.

How Our Executive Compensation Is Tied to Performance

A significant portion of our executive compensation program is performance-based with a balanced focus on top- and bottom-line growth and leadership effectiveness.

•	Annual Incentive Awards: Payout is based on the Company’s achievement of financial (EBIT and sales) and Leadership Effectiveness goals.

•	PSUs: Payout is based on the Company’s achievement of a three-year average RONCAA goal established at the beginning of a three-year performance period and, since 2016, a relative TSR modifier which compares the Company’s TSR to the median TSR of companies listed in the S&P 500 Index over a three-year period.

•	Stock Options: Value realized is based on the increase in the market value of Common Stock.

28	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Based on our performance through fiscal 2016 illustrated below, our executives received the following payouts of performance- based compensation:

•	Annual incentive awards paid out below target based on the slightly below target performance in our financial measures. The strategic measure of Leadership Effectiveness was based on total Company results which met target performance.

•	PSUs paid out at 150% of target based on RONCAA achievement at maximum for the 2014-2016 performance period.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	29

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

WHAT WE DO

Pay for Performance. Between 81% and 90% of total direct compensation opportunity (assuming target performance) for our NEOs is provided in the form of annual and long-term incentives.

Conduct an Annual Compensation Assessment. This annual assessment includes:
• Review of publicly-available, peer group data to analyze compensation and related company performance data and evaluate how our executives’ compensation compares to that of executives at comparable companies;
• Risk assessment of regulatory, shareholder and market changes related to compensation that may have an impact on the Company;
• Risk assessment of whether the Company’s compensation plans and practices discourage inappropriate risk taking by Company executives;
• Review of the design alternatives of our incentive plans and the correlation between our performance goals, business strategy and organizational priorities; and
• Assessment of the difficulty of our performance goals and the alignment of pay and performance to ensure that our incentive programs are consistent with our stated philosophy and performance objectives.

Tie Incentive Compensation to a Clawback Policy. We maintain a clawback policy that would allow us to recover incentive compensation which would have been lower had it been based on restated financial results.

Limit Incentive Payouts. Under our annual and long-term incentive plans, we cap actual payouts at 200% of target awards.

Require Significant Stock Ownership. We strongly believe that executive officers should own appropriate amounts of Common Stock to align their interests with those of the Company’s shareholders. The Compensation Committee has adopted stock ownership and retention guidelines for all senior executives in the Company.

Conduct an Annual Say-on-Pay Vote. Our shareholders have the opportunity each year to provide input on our executive compensation programs through an annual “say-on-pay” vote.

Have an Independent Compensation Committee. The Compensation Committee is comprised entirely of independent directors. The independence of the Compensation Committee members is reviewed and confirmed on an annual basis.

Use an Independent Compensation Consultant. The Compensation Committee has engaged an independent compensation consultant to report directly to the Compensation Committee. The consultant provides independent advice to the Compensation Committee.

WHAT WE DO NOT DO

Provide Single-Trigger Severance or Permit Golden Parachute Tax Gross-Ups, Following Change-in-Control. We do not provide, in any management continuity agreements executed after 2012, single trigger or modified single-trigger benefits or tax gross-up provisions for excise taxes assessed against excess parachute payments in connection with a change-in-control.

Permit Hedging of the Company’s Securities. We have a policy that prohibits employees (including the NEOs) from engaging in any derivative transactions based on the trading price of the Company’s securities, such as puts, calls and other derivative securities.

Permit Unauthorized Trading. We have adopted a trading policy prohibiting executives from engaging in the purchase or sale of our Common Stock except during open trading windows and requiring pre-clearance for executives’ transactions in our Common Stock.

Grant Discounted Options, Extend the Original Option Term or Reprice or Exchange Underwater Options without Shareholder Approval. Our long-term incentive plan prohibits the grant of stock options with an exercise price below fair market value; the extension of the original term of option awards; and the repricing or exchange of any underwater stock options without shareholder approval.

Have an Evergreen Provision in our Long-Term Incentive Plan. Our long-term incentive plan does not provide for automatic annual increases in the plan’s share reserve.

Provide Employment Agreements. Our executives are “at-will” employees of the Company, and no executives are provided an employment agreement.

Provide Excessive Perquisites. The perquisites we provide to our executives are limited to an executive physical, tax and financial planning reimbursement, and limited personal use of corporate aircraft (only for CEO). The Company does not provide gross-ups on these perquisites.

30	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Say-on-Pay and Frequency of Say-on-Pay Advisory Votes

The Board of Directors carefully considers the results of our shareholders’ advisory “say-on-pay” vote. Lowe’s shareholders continue to express strong support for the Company’s executive compensation program with the Company receiving approximately 96% advisory approval in 2016. This is consistent with the advisory approval over the past three years. In view of this continued support, the Compensation Committee of the Board of Directors maintained the principal features and performance-based elements of the executive compensation program in 2016. At the Annual Meeting, the Company’s shareholders will again have the opportunity to approve Lowe’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement. In addition, in Proposal 3 in this Proxy Statement, the Company’s shareholders will have the opportunity to approve through an advisory vote how frequently the Lowe’s executive compensation program is approved by its shareholders. The Board of Directors recommends a vote to hold say-on-pay votes every year.

Shareholder Engagement

We believe in continued shareholder discussions and engagement. We solicit and respond to feedback regarding our compensation program to better understand our shareholders’ concerns and the topics of interest. For example in 2016, the Compensation Committee made changes to the compensation program to continue to focus on the alignment of pay and performance with shareholder value creation. In addition, last year we also enhanced our proxy statement to include more detailed, transparent, and easy-to-read disclosure regarding the compensation program.

II. COMPENSATION PHILOSOPHY AND ELEMENTS

Compensation Philosophy and Objectives

Our long-term success depends on our ability to attract and retain highly talented leaders who are committed to our purpose, growth and strategy. The fundamental philosophy of our executive compensation program is to align our executives’ pay to overall Company growth and the effective execution of our business strategies. The primary objectives of our program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, including expanding home improvement reach, developing capabilities to anticipate and support customer needs and generating profitable growth and substantial returns; and

•	Target executive total compensation at the market median with an opportunity to earn above market pay when the Company delivers results that exceed performance targets.

Key Components

To support these objectives, the Compensation Committee has designed the executive compensation program with an appropriate balance between annual and long-term compensation, as well as fixed and variable pay. To encourage executives to drive Company performance, the largest portion of our executive compensation program is variable and performance-based. Moreover, the long-term incentive award opportunities, as a percentage of total compensation, are greater than the annual incentive award opportunities.

The Board of Directors places far greater emphasis on the long-term success of the Company and strong alignment with the interest of shareholders, customers and employees.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	31

Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY AND ELEMENTS

The following table lists the key elements of the Company’s 2016 executive compensation program:

KEY ELEMENTS OF EXECUTIVE COMPENSATION
Element	Form	Key Characteristics	Link to Shareholder Value	Key Decisions
Base Salary	Cash

Fixed cash compensation based on the Compensation Committee’s review of a market benchmark, the duties and responsibilities of each executive’s position and the performance and the effectiveness of the executive

			Provide a base level of fixed income to the executive; encourage retention and attraction of top talent; and recognize collaborative, purpose-driven leadership	Base salaries are reviewed annually each January. Approved adjustments are effective at the start of the fiscal year.
Annual Incentive Awards	Cash	Variable cash compensation tied to the achievement of annual strategic and financial performance goals established by the Compensation Committee for each fiscal year	Motivate executives to achieve the Company’s annual strategic and financial goals	All design elements of the annual incentive program are reviewed and approved each March. Year-end results are certified at the end of February following the completion of the fiscal year.
Long-Term Incentive Awards	PSUs

PSUs are based on (i) the Company’s average RONCAA(1) relative to pre-determined threshold, target and maximum levels of performance for the three-year performance period, and (ii) the relative TSR modifier

			Reward achievement of long- term growth goals and creation of shareholder value	Results are certified the February following the completion of the performance period.
	Stock Options	Stock options vest on a pro rata basis over three-year period(2)	Provide incentive to increase the market value of Common Stock	All design elements of the long-term incentive program are reviewed and approved each March.
	Time-Vested RSAs	Time-vested RSAs cliff vest on the third anniversary of the grant date(2)	Promote long-term retention and support stock ownership and alignment with shareholders
Retirement and Other Benefit Plans	401(k) Plan Group Insurance Plan Employee Stock Purchase Plan Benefit Restoration Plan	Broad-based retirement and welfare plans sponsored by the Company on the same terms and conditions applicable to all eligible employees; supplemental 401(k) benefits for executives	Provide welfare benefits and retirement benefits to encourage the retention and attraction of top talent	Review periodically to ensure consistency with market competitiveness and leading trends.
Perquisites	Other Benefits	Reimbursement of annual tax and financial planning, physical examination costs, and personal use of corporate aircraft (CEO only)	Attract and retain executive talent and enhance efficiency, productivity, wellness and safety	Executives’ utilization of perquisites is reviewed annually each March.

(1)	RONCAA is a comprehensive long-term financial metric that incorporates both operating income and balance sheet performance in the calculation. This metric motivates management to generate sustained profitable growth over time while balancing the Company’s effectiveness at allocating shareholder capital to drive future investment and growth. RONCAA is computed by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the fiscal year. The return percentages for each fiscal year in the performance period will be averaged to yield a RONCAA measure for the three-year performance period.

(2)	Executives must maintain employment with the Company during the three-year period or terminate from the Company due to death, disability or qualified retirement (as defined in the grant agreement) in order to earn the awards.

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Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

III. COMPENSATION DECISION-MAKING PROCESS

Role of the Compensation Committee

The Compensation Committee, which consists of five independent directors, is responsible for developing and administering our executive compensation program. The Compensation Committee works closely with its independent compensation consultant and meets regularly, approximately five times each year, to make decisions related to our executive compensation program and the compensation of our NEOs. The Compensation Committee reports its actions to the full Board at the Board meeting following each Compensation Committee meeting. The Compensation Committee’s responsibilities include reviewing and approving:

•	Our compensation philosophy and strategy

•	The Select Peer Group and the Survey Data Group for benchmarking

•	Amount and form of executive compensation

•	Annual and long-term incentive targets and performance goals

•	Achievement of goals in annual and long-term incentive plans

•	General compensation levels for executives to ensure market competitiveness

•	CD&A disclosure in the annual proxy statement

The full description of the Compensation Committee’s authority and responsibilities is provided in the Compensation Committee Charter, which is available on our Company website: www.Lowes.com/investor.

Role of the Independent Compensation Consultant

The Compensation Committee directly engages and regularly consults with Farient Advisors LLC, its independent compensation consultant, for ongoing executive compensation matters. The Compensation Committee’s compensation consultant reports directly to the Compensation Committee and does not provide any services to the Company other than the Compensation Committee consulting services. The Compensation Committee has assessed the independence of its compensation consultant pursuant to the independence factors specified by the SEC rules (as incorporated into the NYSE listing standards) and concluded that no conflict of interest exists that would prevent its compensation consultant from independently representing the Compensation Committee. During the 2016 fiscal year, Farient Advisors LLC performed the following services:

•	Attended all Compensation Committee meetings
•	Advised the Compensation Committee on the design of the Company’s annual and long-term incentive plans (including the selection of the performance metrics and assessment of performance goals)

•	Provided the Compensation Committee with an external perspective on the reasonableness and competitiveness of our executive compensation program

•	Assisted with the selection of the peer group of companies to be used for compensation and performance benchmarking

•	Performed an assessment of the relationship between our CEO pay and performance over the past several years

•	Provided periodic updates and guidance on regulatory and governance trends impacting compensation

•	Assisted the Compensation Committee in conducting its annual risk assessment of our executive compensation program

•	Reviewed compensation-related proxy disclosures

Role of Management

When making decisions on executive compensation, the Compensation Committee considers input from the Company’s Chief Human Resources Officer who works most closely with the Compensation Committee, both in providing information and analysis for review and in advising the Compensation Committee concerning compensation decisions (except as it relates specifically to her compensation and the compensation of our CEO). Our CEO reviews the performance of the NEOs (other than himself) and other executive officers and provides recommendations on executive officer compensation for the Compensation Committee’s consideration. The Compensation Committee reviews and discusses pay decisions related to the CEO in executive sessions without the CEO or any other members of management present.

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Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

Compensation Benchmarking and Peer Group

Each year, the independent compensation consultant provides the Compensation Committee a review and analysis of the peer group companies to be used for compensation and performance benchmarking. After reviewing the report and recommendation, the Compensation Committee approved the use of benchmarking data from two sources for fiscal 2016: the Survey Data Group and the Select Peer Group.

The Survey Data Group is comprised of a broad group of retail companies with over $15 billion in annual revenue available in compensation surveys.

The Select Peer Group is a group of retail and customer service companies selected for direct relevance to Lowe’s business using the following criteria:

•	Headquartered in the United States with publicly-traded securities listed on a major United States exchange;

•	Operating in the Consumer Discretionary or Food & Staples retail sectors;

•	Annual revenue greater than $15 billion; and

•	Retail or customer service based business model focused on producing median or higher EBIT and TSR growth.

The companies in the Select Peer Group for fiscal 2016 were:

Amazon.com, Inc.	Best Buy Co., Inc.	Costco Wholesale Corporation
CVS Health Corporation	Kohl’s Corporation	Macy’s, Inc.
Nordstrom, Inc.	Sears Holdings Corporation	Staples, Inc.
Target Corporation	The Home Depot, Inc.	The Kroger Co.
The TJX Companies, Inc.	Walgreen Co.	Wal-Mart Stores, Inc.

The number of companies in the Select Peer Group was the same in fiscal 2016 as the prior year. The companies in the Select Peer Group were the same in fiscal 2016 as the prior year, except Nordstrom, Inc. replaced SUPERVALU INC. The removal of SUPERVALU INC. from the peer group was due to weak financial and operational performance and business model dissimilarities. The addition of Nordstrom, Inc. to the peer group was due to stable financial and operational performance as well as strong customer focus. The Compensation Committee agreed that these companies were relevant given our peer selection criteria and that the size of the Select Peer Group remained appropriate based on market practices.

SELECT PEER GROUP DATA FOR FISCAL 2016(1)
($ in Millions)
		Market		TSR
	Revenues	Capitalization	EBIT(2)	1-year	3-year	5-year
75th Percentile	$118,035	$83,667	$5,740	10%	21%	20%
50th Percentile	$69,495	$35,808	$3,672	3%	7%	13%
25th Percentile	$23,958	$ 8,801	$1,608	-13%	-4%	1%
Lowe’s Companies, Inc.	$65,017	$63,751	$5,846	4%	18%	24%
Percentile Ranking	49%	61%	76%	59%	73%	83%

Source:	S&P Capital IQ

(1)	Revenues and EBIT are as of each company’s latest fiscal year. Market Capitalization and TSR are as of February 3, 2017, which is Lowe’s 2016 fiscal year end date.

(2)	EBIT is based on S&P Capital IQ’s definition (Total Revenues — Cost of Revenues — Selling, General & Administrative Expenses — Depreciation & Amortization).

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Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

At the November 2015 meeting, the Compensation Committee reviewed a thorough compensation benchmark based on the two peer groups described above. The Compensation Committee concluded that the benchmark indicated that the NEOs’ target total direct compensation (“TDC”) approximated market median, with an opportunity to earn above market pay when the Company delivers results that exceed performance targets. The following chart summarizes Lowe’s pay positioning versus the market median and the results of the compensation benchmarking report used for the Compensation Committee’s 2016 compensation actions:

% DEVIATION FROM MARKET MEDIAN
	Salary	Target STI	Target LTI	Target TDC
CEO	–4%	10%	–2%	3%
Other NEOs	–8%	–16%	14%	3%

IV. 2016 COMPENSATION ACTIONS

Base Salary Adjustments

The Compensation Committee reviews and adjusts the NEO base salaries in January each year after it has considered competitive benchmark and relative compensation positioning. In 2016, the Compensation Committee approved the following base salaries for the NEOs:

Name and Position	2015 Base Salary	2016 Base Salary	% Increase(1)
Robert A. Niblock Chairman of the Board, President and Chief Executive Officer	$1,300,000	$1,300,000	0.0%
Robert F. Hull, Jr. Chief Financial Officer	$748,000	$769,000	2.8%
Rick D. Damron Chief Operating Officer	$790,000	$790,000	0.0%
Michael A. Jones(2) Chief Customer Officer	$790,000	$790,000	0.0%
Ross W. McCanless Chief Legal Officer, Secretary and Chief Compliance Officer	$530,000	$545,000	2.8%
Jennifer L. Weber(3) Chief Human Resources Officer	$—	$545,000	—

(1)	The general Company-wide base salary adjustments averaged approximately 2.8% for all employees in 2016, and the average Company-wide base salary adjustments averaged approximately 2.4% for all employees who were Senior Vice Presidents and above.

(2)	Mr. Jones served as Chief Customer Officer until October 27, 2016.

(3)	Ms. Weber became the Chief Human Resources Officer on March 1, 2016.

The Compensation Committee did not increase Mr. Niblock’s base salary for 2017.

Annual Incentive Awards

Our annual incentive plan provides each NEO the opportunity to receive an annual cash award based on the Company’s achievement of predetermined financial and strategic goals. The formula for computing annual incentive payouts is as follows:

BASE SALARY	X	TARGET AWARD PERCENTAGE (1) (% of Base Salary)	X	PERFORMANCE GOAL ACHIEVEMENT LEVEL(2) (% of Target Level)	=	ANNUAL INCENTIVE AWARD EARNED

(1)	The target award percentage was 200% of base salary for the CEO and 90% to 100% of base salary for the other NEOs. For fiscal 2016, target awards as a percentage of base salary remained the same as the prior year.
(2)	The CEO had a maximum opportunity of 175% of target and the other NEOs had a 200% of target maximum opportunity in fiscal 2016, which were the same percentages of target as the prior year.

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Compensation Discussion and Analysis

2016 COMPENSATION ACTIONS

The following table describes the financial and strategic goals for the 2016 annual incentive awards and the weighting assigned to each goal, which is the same for all of the NEOs:

Performance Metric			Metric Weighting
	Description	Performance Measured By
EBIT	Rewards the executives for profitability of over-all Company operations and focuses the management team on operational efficiency and expense management	Company’s EBIT	60%
Sales	Focuses the executives on effective merchandising, driving market share gains, international expansion and the enhancement of the Company’s omni-channel sales and marketing	Company’s net sales	25%
Leadership Effectiveness	Provides incentive compensation for leadership behavior that has the greatest positive impact on employee motivation, engagement and commitment to implementing the Company’s long-term strategy	Percentage of responses to the Lowe’s Employee Opinion Survey that rate leadership in the top two categories of effectiveness	15%

The Compensation Committee has for several years used EBIT and sales as the performance metrics for annual incentive awards. The Compensation Committee added leadership effectiveness in 2014 as a strategic goal to better enable execution of the Company’s strategic objectives. The Compensation Committee, having considered the level of difficulty inherent in the goals, based the 2016 target performance levels on the Company’s annual operating plan and expected growth over prior year performance. The target EBIT and sales goals for the 2016 annual incentive plan were set higher than a majority of the peers’ expected EBIT and sales growth rates in 2016.

The Compensation Committee’s objective in administering our incentive plan is to cause incentive awards to be calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately. For these reasons, the Compensation Committee may make adjustments to the actual levels of achievement under each performance goal at its discretion. The Compensation Committee adopted adjustment guidelines in January 2011, which in general, relate to (i) changes in applicable laws or regulations, (ii) items of gain, loss or expense that are related to the disposal or acquisition of a business or change in accounting principles, (iii) unusual or non-recurring transactions that were not anticipated, or (iv) other unusual, non-recurring or unexpected items similar in nature as determined by the Compensation Committee. The adjustment guidelines include the following specific items as potential adjustments for consideration: extraordinary items, accounting principles or assumptions changes, acquisitions and divestitures (and related charges), litigation, regulatory claims and insurance claims, write-downs, store closing costs and restructuring charges.

In February 2017, the Compensation Committee reviewed the Company’s 2016 performance relative to the EBIT and sales goals and the leadership effectiveness goal to determine the annual incentive awards earned under the annual incentive plan for fiscal year 2016. The Compensation Committee adjusted fiscal 2016 EBIT to add (i) a non-cash impairment charge of $290 million recognized in connection with the Company’s investment in its joint venture in Australia, (ii) a non-cash impairment charge of $76 million for goodwill and long-lived asset impairment charges associated with the Company’s Orchard Supply Hardware operations, and (iii) $84 million in productivity restructuring and severance costs; and to subtract (i) $76 million in a net gain on the settlement of a foreign currency hedge entered into in advance of the Company’s acquisition of RONA, inc. and (ii) $16 million of RONA, inc. operating EBIT net of transaction-related costs. The Compensation Committee adjusted fiscal 2016 sales to subtract $2.193 billion of RONA, inc. sales. The Compensation Committee concluded, in accordance with the Compensation Committee’s adjustment guidelines, the above described charges were unusual, non-recurring items that were not anticipated when the 2016 performance metrics were adopted and should not be considered for purposes of measuring Company performance and determining the 2016 annual incentive awards. Additionally, the acquisition of RONA, inc. was not contemplated when the Company established its 2016 EBIT and sales goals and was also not considered in determining 2016 incentive payments.

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Compensation Discussion and Analysis

2016 COMPENSATION ACTIONS

Based on the performance metrics established by the Compensation Committee and the Company’s 2016 performance, the Compensation Committee determined that Lowe’s achieved approximately 74% and approximately 80% of the target incentive opportunities for the CEO and the other NEOs, respectively.

Performance Metric(1)	Threshold	Target	Maximum	2016 Actual Performance
EBIT	$5.960 billion	$6.462 billion	$6.797 billion	$6.205 billion(2)
Sales	$61.104 billion	$62.869 billion	$63.690 billion	$62.824 billion(2)

(1)	The performance goal achievement for the strategic goal of Leadership Effectiveness is disclosed on page 29.
(2)	The Compensation Committee adjusted fiscal 2016 EBIT and sales as described on page 36.

Based on the Compensation Committee’s determination of the results above, the NEOs earned annual incentive awards for 2016 as follows:

Name	Base Salary	x	Target Award % (% of Base Salary)	x	Performance Goal Achievement Level (% of Target)	=	Actual Award Earned
Robert A. Niblock	$1,300,000		200%		74.07%		$1,925,716
Robert F. Hull, Jr.	$769,000		90%		80.79%		$559,148
Rick D. Damron	$790,000		100%		79.57%		$628,579
Michael A. Jones(1)	—		100%		—		$0
Ross W. McCanless	$545,000		90%		80.79%		$396,275
Jennifer L. Weber(2)	$500,930		90%		80.79%		$364,231

(1)	Mr. Jones was not eligible for an annual incentive award due to his departure from the Company in October 2016.
(2)	Ms. Weber’s annual incentive award was based on base salary earned during the year based on her start date after the beginning of the fiscal year.

Long-Term Equity Awards

In 2016, the Compensation Committee awarded the NEOs a mix of 50% PSUs, 25% stock options and 25% time-vested RSAs. The Compensation Committee believes the mix of equity award types reflects an appropriate balance between providing incentive compensation for the achievement of Company-specific performance measures (PSUs), increases in the market value of the Common Stock (stock options) and retention (time-vested RSAs).

In March each year, the Compensation Committee approves a target long-term equity award for each executive officer, expressed as a percentage of base salary. Target awards are determined based on each executive officer’s position and level of responsibility, the Company’s historical grant practices and market benchmarks reviewed annually by the Compensation Committee. For fiscal 2016, target awards as a percentage of base salary remained the same as the prior year. The following table reflects the target awards granted to the NEOs in 2016:

	2016 Target Long-Term Equity Awards
Name	% of Base Salary	Amount ($000s)
Robert A. Niblock	700%	$9,100
Robert F. Hull, Jr.	300%	$2,307
Rick D. Damron	400%	$3,160
Michael A. Jones(1)	400%	$3,160
Ross W. McCanless	300%	$1,635
Jennifer L. Weber	300%	$1,635

(1)	Mr. Jones’ 2016 equity awards were forfeited due to his departure from the Company in October 2016.

The Compensation Committee decided that the PSUs awarded in 2016 will be earned based on the Company’s RONCAA for the three-year performance period from fiscal 2016 to fiscal 2018 and the relative TSR modifier. RONCAA is computed by dividing the Company’s EBIT for the year by the average of the

Company’s non-cash assets as of the beginning and end of the fiscal year. The return percentages for each fiscal year in the performance period will be averaged to yield a RONCAA measure for the three-year performance period. The Compensation Committee believes strong RONCAA

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Compensation Discussion and Analysis

2016 COMPENSATION ACTIONS

performance is aligned with creating long-term value for the Company’s shareholders. Specifically, RONCAA is a comprehensive long-term financial metric that incorporates both operating income and balance sheet performance in the calculation, incenting management to generate sustained profitable growth over time. This metric also incentivizes the effective allocation of shareholder capital toward future growth investments.

The chart below illustrates how the relative TSR modifier expands the PSU performance award to range from 34% of target at threshold performance to 200% of target at maximum performance:

	PSU Performance Level	Payout Percentage (% of Target Award)		Lowe’s 3-Year TSR Percentage Spread from S&P 500 Index	Modifier(1)		PSU Performance Level	Final Payout Opportunity (% of Target Award)(1)
PSUs	Maximum	150%		≥+20%	1.33x		Maximum	200%
Granted	Target	100%	x	0%	1.00x	=	Target	100%
	Threshold	50%		≤ (20)%	0.67x		Threshold	34%
	<Threshold	0%					<Threshold	0%

(1)	Performance between discrete points will be interpolated; TSR modifier cannot be lower than 0.67x; if RONCAA is below threshold, there will be no payout.

2014 PSU Awards. The performance period for the PSUs awarded in 2014 (the “2014 PSUs”) ended on February 3, 2017, the last day of the 2016 fiscal year. The 2014 PSU awards were eligible to be earned based on the Company’s average RONCAA for fiscal years 2014 through 2016.

The target RONCAA goal for the PSUs awarded in 2014 was set higher than a majority of the peers’ historical RONCAA performance for each of the five preceding fiscal years. Based on the performance measures established by the Compensation Committee and the Company’s adjusted performance for the 2014-2016 performance period, 150% of the 2014 PSUs, as calculated below, were earned and converted to shares of Common Stock. For purposes of determining the Company’s RONCAA performance and the number of PSUs earned, the Compensation Committee made adjustments to exclude the impact of the acquisition of RONA, inc. on fiscal 2016 EBIT and Non-Cash Assets.

Performance Metric	Threshold	Target	Maximum	2014–2016 Adjusted Performance	Performance Goal Achievement (% of Target)
RONCAA	12.50%	14.50%	16.50%	16.67%(1)	150%

(1)	Adjusted to exclude the impact of the acquisition of RONA, inc. in 2016.

Benefit Restoration Plan and Perquisites

The Benefit Restoration Plan, adopted by the Company in August 2002, is intended to provide NEOs and other qualifying executives with benefits lost due to qualified plan limitations imposed by the Code that are equivalent to those received by all other employees under the Company’s qualified retirement plans. The Company makes matching contributions to each executive officer’s Benefit Restoration Plan account under the same matching contribution formula based on the executive’s elective contribution to the 401(k) Plan, regardless of the Code limitations.

Since 2010, NEOs and other qualifying executives have been eligible for an annual executive physical assessment of overall health, screening and risk reviews for chronic diseases and other specialty consultations, which helps protect the investment we make in these key individuals, at either the

Mayo Clinic Executive Health Program or Duke Executive Health Program. In addition, these executives are eligible for a reimbursement of up to $12,000 for financial and tax planning services.

The Company owns and operates business aircraft to allow employees to safely and efficiently travel for business purposes. The corporate aircraft allows executive officers to be far more productive than commercial flights since the corporate aircraft provides a confidential, safe and productive environment in which to conduct business. The independent members of the Board of Directors require the Chairman, President and Chief Executive Officer to use the corporate aircraft for all business and personal travel needs to protect his safety and enhance productivity.

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Compensation Discussion and Analysis

2016 COMPENSATION ACTIONS

Pay-for-Performance Alignment

Each year, the Compensation Committee assesses the relationship between our CEO’s pay and the Company’s performance over time. To conduct this assessment, the Compensation Committee uses its independent compensation consultant’s proprietary alignment model to test whether our CEO’s Performance-Adjusted Compensation (“PAC”) was: (i) reasonable in comparison to the Company’s revenue size and the comparable company group (which for this purpose was the Select Peer Group described on page 34), and (ii) sensitive to the Company’s TSR over time. PAC includes our CEO’s salary, actual annual incentive compensation, and the performance-adjusted value of long-term incentives, averaged over 3-year rolling periods. Performance is TSR, averaged over the same 3-year rolling periods. Each data point on the chart below, which is adjusted for inflation and the Company’s size, represents PAC over a three-year period and TSR for the same period.

As indicated by the chart below, the Compensation Committee concluded that there was a strong relationship between our CEO’s PAC and the Company’s performance. This is because our CEO’s PAC generally fluctuates with performance. Moreover, the Compensation Committee determined that our CEO’s PAC was reasonable because it generally fell below the upper boundary of a competitive pay range that our consultant deemed to be acceptable based on the Company’s size, Select Peer Group PAC levels, and performance.

(1)	PAC measures compensation outcomes after performance has occurred, in contrast to target compensation, which indicates expected compensation before performance has occurred.

The Compensation Committee’s analysis of the Company’s pay for performance indicates that Lowe’s CEO pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests. This is indicated by the fact that Lowe’s CEO PAC is both reasonable and sensitive to Company performance over time.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	39

Lowe’s Companies Inc CEO Total Direct PACTM vs. Peer Group
Pay for Performance Alignment
Over 3 Year Period Ending in Year Shown

Compensation Discussion and Analysis

OTHER COMPENSATION POLICIES

V. OTHER COMPENSATION POLICIES

Compensation Risk Assessment

Each November, the Compensation Committee reviews an audit and analysis of the risk associated with the Company’s executive compensation program. In this review, the Compensation Committee considers the balance between pay components, measures of performance, plan caps, plan time horizons and over-lapping performance cycles, program design and other features that are designed to mitigate risk (e.g., stock ownership guidelines and clawback policy). The Compensation Committee believes the Company’s pay practices, stock ownership and holding requirements and clawback policies all discourage inappropriate risk taking by Company executives.

Stock Ownership Guidelines

The Compensation Committee strongly believes that executive officers should own appropriate amounts of Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plan provide ample opportunity for executives to acquire Common Stock.

The Compensation Committee has adopted stock ownership and retention guidelines for all senior executives in the Company. The ownership targets under the current guidelines are as follows:

Position	Target Ownership (Multiple of Base Salary)
Chairman, President and Chief Executive Officer	10.0x
Chief Operating Officer and Chief Customer Officer	5.0x
Executive Vice Presidents	4.0x
Senior Vice Presidents	2.0x

The Compensation Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares of Common Stock required to be held by each senior officer by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of the Common Stock for the preceding fiscal year. Shares of Common Stock are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), benefit restoration, deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;
•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested RSAs.

Senior officers may not sell the net shares resulting from a restricted stock or PSU vesting event or stock option exercise until the ownership requirement has been satisfied. With the exception of Mr. McCanless and Ms. Weber, who joined the Company in 2015 and 2016, respectively, all of the NEOs were in compliance with this policy for fiscal 2016.

Oversight of Executive Stock Ownership, No Hedging and Clawback of Incentive Compensation

The Compensation Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has (i) controls over executive equity awards and ownership and (ii) a policy on the clawback of incentive compensation in the event of a significant restatement of the Company’s financial results.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Common Stock as collateral for any purpose, including in a margin account;

•	Engaging in short sales of Common Stock;

•	Engaging in any transaction involving the use of a financial instrument or other investment designed to hedge or offset any decrease in the market value of the Company’s securities or to leverage the potential return of a predicted price movement (up or down) in the Company’s securities; or

•	Entering standing purchase or sell orders for Common Stock except for a brief period of time during open window trading periods.

Trading in Common Stock, including stock held in an account under Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s Chief Legal Officer and Chief Compliance Officer. In addition, all transactions by an executive involving Common Stock must be pre-cleared by the Chief Legal Officer and Chief Compliance Officer.

The clawback policy is a part of the Company’s Corporate Governance Guidelines and requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance goals during a performance period that is subject to a significant restatement of Company

40	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Compensation Discussion and Analysis

OTHER COMPENSATION POLICIES

financial results. If (i) the incentive compensation would have been lower had it been based on the restated financial results and (ii) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the amount of compensation paid, with certain exceptions, to the NEOs (other than the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million. Certain performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1 million deduction limit. A large portion of our executive compensation, including our annual incentives and long-term incentive awards in the form of stock options and PSUs, are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Although the Compensation Committee has not adopted a formal policy that requires all compensation paid to the NEOs to be deductible, the Compensation Committee structures, whenever practical, compensation programs to make the compensation paid thereunder fully deductible. However, our corporate objectives and strategies may not necessarily align with the requirements of Section 162(m). Accordingly, the Compensation Committee may grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m) of the Code. Restricted stock awards, for example, are not considered performance-based under Section 162(m) and accordingly, are subject to the $1 million deduction limit.

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Compensation Discussion and Analysis

COMPENSATION TABLES

VI. COMPENSATION TABLES

Summary Compensation Table

This table shows the base salary, annual incentive compensation and all other compensation paid to the NEOs. The table also shows the grant date fair value of the stock and option awards made to the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Robert A. Niblock Chairman of the Board, President and Chief Executive Officer	2016	1,300,000	0	6,922,556	2,319,098	1,925,716	202,649	12,670,019
	2015	1,300,000	0	5,955,842	2,988,878	2,657,993	252,451	13,155,164
	2014	1,280,000	0	5,813,280	4,369,540	2,547,494	269,631	14,279,945
Robert F. Hull, Jr. Chief Financial Officer	2016	769,000	0	1,755,249	587,887	559,148	62,774	3,734,058
	2015	748,000	0	1,468,869	736,931	801,123	74,144	3,829,067
	2014	726,000	0	1,453,320	1,054,130	721,673	63,753	4,018,876
Rick D. Damron Chief Operating Officer	2016	790,000	0	2,403,706	805,273	628,579	73,101	4,700,659
	2015	790,000	0	2,068,252	1,037,785	939,073	80,572	4,915,682
	2014	780,000	0	2,055,900	1,513,187	861,494	74,825	5,285,406
Michael A. Jones* Chief Customer Officer	2016	581,321	0	2,403,706	805,273	0	30,005	3,820,305
	2015	790,000	0	2,068,252	1,037,785	939,073	87,127	4,922,237
	2014	583,791	0	1,553,750	1,173,145	622,408	20,171	3,953,265
Ross W. McCanless Chief Legal Officer, Secretary and Chief Compliance Officer	2016	545,000	0	1,243,923	416,656	396,275	48,270	2,650,124
Jennifer L. Weber** Chief Human Resources Officer	2016	500,930	0	1,653,963	743,969	364,231	26,384	3,289,477

*	Mr. Jones served as the Chief Customer Officer until October 27, 2016.

**	Ms. Weber became the Chief Human Resources Officer on March 1, 2016.

(1)	The value of the stock and option awards presented in the table equals the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity award on the grant date. Stock awards accounted for as liability awards are measured at fair value at each reporting date. The Company recognizes expense for a stock or option award over the vesting period of the award. PSUs are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change.

See Note 10, “Accounting for Share-Based Payments,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 3, 2017 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

(2)	The amounts reported in this column include the sum of the grant date fair values of PSU awards and time-vested RSAs.

The PSUs will be earned based on the Company’s RONCAA over a three-year performance period, and for the 2016 PSUs, a relative TSR modifier. The PSUs are accounted for as equity awards. The 2016 stock awards amounts include the following grant date fair values of the PSUs: Mr. Niblock $4,647,767, Mr. Hull $1,178,351, Mr. Damron $1,613,591, Mr. Jones $1,613,591, Mr. McCanless $835,317 and Ms. Weber $835,317. The grant date fair values of the PSUs, assuming the maximum number of shares would be earned at the end of the three-year performance period based on the closing market price of the Common Stock on the date of the award of $76.50, would have been: Mr. Niblock $9,272,249, Mr. Hull $2,350,764, Mr. Damron $3,219,055, Mr. Jones $3,219,055, Mr. McCanless $1,666,414 and Ms. Weber $1,666,414.

The grant date fair value of a time-vested RSA is equal to the closing market price of the Common Stock on the date of the award. The grant date fair value of a PSU is the value at the grant date of the probable outcome of the award and was determined using a Monte-Carlo simulation.

Executives receive dividends on unvested shares of time-vested RSAs during the vesting period. Dividends are not paid or accrued on unearned PSUs. The right to receive dividends has been factored into the determination of the fair values used in the amounts presented above.

Ms. Weber received an additional grant in 2016 of RSAs to replace some of the equity value she forfeited at her previous employer.

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COMPENSATION TABLES

(3)	The grant date fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility and a risk-free interest rate. Ms. Weber received an additional grant in 2016 of stock options to replace some of the equity value she forfeited at her previous employer.

(4)	Amounts presented consist of the following for the 2016 fiscal year:

	Company Matching Contributions to:				Cost of Company Required Physical Exam ($)
Name	401(k) Plan ($)	Benefit Restoration Plan ($)	Reimbursement of Tax and Financial Planning Costs ($)	Personal Use of Corporate Aircraft ($)		Total ($)
Mr. Niblock	9,138	130,080	12,000	48,223	3,208	202,649
Mr. Hull	8,927	48,742	3,050	0	2,055	62,774
Mr. Damron	8,801	52,780	750	0	10,770	73,101
Mr. Jones	5,165	21,307	3,533	0	0	30,005
Mr. McCanless	1,198	39,672	7,400	0	0	48,270
Ms. Weber	7,678	0	10,060	0	8,646	26,384

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

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Compensation Discussion and Analysis

COMPENSATION TABLES

Grants of Plan-Based Awards

This table presents the potential annual incentive awards the NEOs were eligible to earn in fiscal 2016, the stock options, time-vested RSAs and PSUs awarded to the executives in fiscal 2016 and the grant date fair value of those awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Mr. Niblock			68,250	2,600,000	4,550,000
	4/1/2016	3/17/2016				19,925	59,480	118,662				4,647,767
	9/15/2016	3/17/2016								147,220	71.31	2,319,098
	9/15/2016	3/17/2016							31,900			2,274,789
Mr. Hull			40,373	692,100	1,384,200
	4/1/2016	3/17/2016				5,051	15,080	30,084				1,178,351
	9/15/2016	3/17/2016								37,320	71.31	587,887
	9/15/2016	3/17/2016							8,090			576,898
Mr. Damron			41,475	790,000	1,580,000
	4/1/2016	3/17/2016				6,917	20,650	41,196				1,613,591
	9/15/2016	3/17/2016								51,120	71.31	805,273
	9/15/2016	3/17/2016							11,080			790,115
Mr. Jones			41,475	790,000	1,580,000
	4/1/2016	3/17/2016				6,917	20,650	41,196				1,613,591
	9/15/2016	3/17/2016								51,120	71.31	805,273
	9/15/2016	3/17/2016							11,080			790,115
Mr. McCanless			28,613	490,500	981,000
	4/1/2016	3/17/2016				3,581	10,690	21,326				835,317
	9/15/2016	3/17/2016								26,450	71.31	416,656
	9/15/2016	3/17/2016							5,730			408,606
Ms. Weber			28,613	490,500	981,000
	4/1/2016	3/17/2016				3,581	10,690	21,326				835,317
	4/1/2016	3/17/2016								18,090	76.50	327,313
	4/1/2016	3/17/2016							5,360			410,040
	9/15/2016	3/17/2016								26,450	71.31	416,656
	9/15/2016	3/17/2016							5,730			408,606

(1)	The executives are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Compensation Committee. For the 2016 fiscal year ended February 3, 2017, the performance measures selected by the Compensation Committee were the Company’s EBIT (weighted 60% for the CEO and all other NEOs), sales (weighted 25% for the CEO and all other NEOs) and strategic initiatives (weighted 15% for the CEO and all other NEOs). The performance levels for the performance measures, the Company’s actual performance and the amounts earned by the NEOs for the 2016 fiscal year are shown beginning on page 37. The amounts earned by the executives are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 42.

(2)	The PSUs reported in this column are earned based on the Company’s RONCAA over a three-year performance period, and for the 2016 PSUs, a relative TSR modifier. No dividends will accrue or be paid on the PSUs during the three-year performance period. The terms of the PSUs are described in more detail beginning on page 37.

(3)	The time-vested RSAs vest on the third anniversary of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Mr. Niblock, in the event of retirement. For other executives who meet the retirement provisions of the RSA grant agreements, their awards will continue to vest under the normal vesting schedule. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Mr. Niblock has satisfied the age and service requirement for retirement specified in his award agreements. Messrs. Damron and McCanless and Ms. Weber will satisfy the age and service requirement for retirement once the executive’s age in addition to years of service equals at least 70; provided the executive is at least 55 years old. Mr. Hull did not satisfy the age and service requirements upon retirement, so his unvested awards were canceled. Mr. Jones’ unvested awards were canceled upon his departure from the Company. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period. Ms. Weber received an additional grant in 2016 of RSAs to replace some of the equity value she forfeited at her previous employer.

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Compensation Discussion and Analysis

COMPENSATION TABLES

(4)	All options have a 10-year term and an exercise price equal to the closing price of the Common Stock on the grant date. The options vest in three annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Mr. Niblock, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Messrs. Damron and McCanless and Ms. Weber will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 3 above. Ms. Weber received an additional grant in 2016 of stock options to replace some of the equity value she forfeited at her previous employer.

Outstanding Equity Awards at Fiscal Year-End

This table presents information about unearned or unvested stock and option awards held by the NEOs on February 3, 2017.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Niblock	447,000	—		28.38	3/1/2019	131,580	9,643,498	220,000	16,123,800
	327,000	—		38.38	3/1/2023
	171,334	85,666	(4)	53.13	9/15/2024
	49,144	98,286	(5)	69.44	9/15/2025
	—	147,220	(6)	71.31	9/15/2026
Mr. Hull	98,000	—		25.50	3/1/2018	32,860	2,408,309	55,180	4,044,142
	112,000	—		28.38	3/1/2019
	82,000	—		38.38	3/1/2023
	41,334	20,666	(4)	53.13	9/15/2024
	12,117	24,233	(5)	69.44	9/15/2025
	—	37,320	(6)	71.31	9/15/2026
Mr. Damron	29,667	29,666	(4)	53.13	9/15/2024	46,250	3,389,663	76,635	5,616,579
	17,064	34,126	(5)	69.44	9/15/2025
	—	51,120	(6)	71.31	9/15/2026
Mr. Jones(7)	—	—		—	—	—	—	—	—
	—	—		—	—
	—	—		—	—
Mr. McCanless	8,587	17,173	(5)	69.44	9/15/2025	13,360	979,154	23,155	1,697,030
	—	26,450	(6)	71.31	9/15/2026
Ms. Weber	—	18,090	(8)	76.50	4/1/2026	11,090	812,786	16,035	1,175,205
	—	26,450	(6)	71.31	9/15/2026

(1)	Executives receive dividends on unvested stock awards. The unvested stock awards become vested as follows:

	9/15/2017	9/15/2018	4/1/2019	9/15/2019	Total
Mr. Niblock	56,000	43,680	—	31,900	131,580
Mr. Hull	14,000	10,770	—	8,090	32,860
Mr. Damron	20,000	15,170	—	11,080	46,250
Mr. Jones	—	—	—	—	—
Mr. McCanless	—	7,630	—	5,730	13,360
Ms. Weber	—	—	5,360	5,730	11,090

(2)	Amount is based on the closing market price of the Common Stock on February 3, 2017 of $73.29.

(3)	The number of unearned PSUs in this column is based on the Company’s performance during the 2014, 2015 and 2016 fiscal years and equals (i) the maximum number of PSUs that may be earned based on the Company’s RONCAA during the 2014 through 2016 fiscal year period, (ii) the target number of PSUs that may be earned based on the Company’s RONCAA during the 2015 through 2017 fiscal year period, and (iii) the maximum number of PSUs that may be earned based on the Company’s RONCAA during the 2016 through 2018 fiscal year period and applying the relative TSR modifier. No dividends are paid or accrued on unearned PSUs.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	45

Compensation Discussion and Analysis

COMPENSATION TABLES

(4)	These options vest on September 15, 2017.

(5)	These options become vested in two annual installments on September 15, 2017 and September 15, 2018.

(6)	These options become vested in three annual installments on September 15, 2017, September 15, 2018 and September 15, 2019.

(7)	Mr. Jones’ unvested equity awards were canceled upon his departure and he exercised all vested options prior to February 3, 2017.

(8)	These options become vested in three annual installments on April 1, 2017, April 1, 2018 and April 1, 2019.

Option Exercises and Stock Vested

This table presents information about stock options exercised by the NEOs and the number and the value of the NEOs’ stock awards that became vested during the 2016 fiscal year.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Mr. Niblock	390,000	19,780,474	266,331	19,284,806
Mr. Hull	134,000	7,473,180	68,017	4,925,585
Mr. Damron	68,667	2,368,459	96,972	7,021,957
Mr. Jones	99,064	2,147,224	31,560	2,276,214
Mr. McCanless	—	—	—	—
Ms. Weber	—	—	—	—

Nonqualified Deferred Compensation

The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

Benefit Restoration Plan

The BRP allows a senior management employee to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

Cash Deferral Plan

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account.

The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

Deferred Compensation Program

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a NEO to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be

46	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Compensation Discussion and Analysis

COMPENSATION TABLES

invested in shares of Common Stock. Any dividends that would have been paid on shares of Common Stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of Common Stock and dividends paid with respect to Common Stock. Shares of Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the NEOs under the Company’s three deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mr. Niblock	BRP	227,430	161,202	1,062,850	0	8,043,314
	CDP	0	0	0	0	0
	DCP	0	0	938,033	0	24,129,491
Mr. Hull	BRP	81,711	57,879	375,162	0	2,748,637
	CDP	0	0	0	0	0
	DCP	0	0	44,097	0	1,134,379
Mr. Damron	BRP	90,664	64,806	133,059	0	1,458,655
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0
Mr. Jones	BRP	81,464	57,703	18,926	0	220,526
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0
Mr. McCanless	BRP	31,442	22,831	1,231	0	55,504
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0
Ms. Weber	BRP	0	0	0	0	0
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

(1)	The amounts presented in this column are elective deferrals made by the NEOs from base salary paid during the 2016 fiscal year and annual incentive awards paid to the NEOs in March 2016 for the 2015 fiscal year. Of the amounts presented in this column, the following amounts have been reported in the “Salary” column for 2016 of the Summary Compensation Table of the Proxy Statement for the Annual Meeting: Mr. Niblock — $67,950; Mr. Hull — $39,042; Mr. Damron — $40,108; Mr. Jones — $30,081; and Mr. McCanless — $31,442.

(2)	The amounts presented in this column are matching contributions made by the Company with respect to deferrals from base salary paid to the NEOs during the 2016 fiscal year and annual incentive awards paid to the NEOs in March 2016 for the 2015 fiscal year. Of the amounts presented in this column, the following amounts have been reported in the “All Other Compensation” column for 2016 of the Summary Compensation Table of the Proxy Statement for the Annual Meeting: Mr. Niblock — $48,238; Mr. Hull — $27,654; Mr. Damron — $28,410; Mr. Jones — $21,307; and Mr. McCanless — $22,831.

(3)	None of the earnings credited under the three deferred compensation plans are considered above-market earnings under the proxy statement disclosure rules of the SEC. Accordingly, none of the amounts presented in this column have been included in the Summary Compensation Table of the Proxy Statement for the Annual Meeting or any previous annual meeting.

(4)	Of the amounts presented in this column, the following amounts have been reported in the Summary Compensation Tables of the Company’s proxy statements for all years after 2006 when the compensation disclosure rules were revised to include the current form of the Summary Compensation Table: Mr. Niblock — $1,979,618 under the BRP and $347,137 under the DCP; Mr. Hull — $722,322 under the BRP and $187,758 under the DCP; Mr. Damron — $352,757 under the BRP; and Mr. Jones — $65,403 under the BRP.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	47

Compensation Discussion and Analysis

COMPENSATION TABLES

Potential Payments Upon Termination or Change-in-Control

The Company has entered into management continuity agreements with each of the NEOs and certain other senior officers of the Company. The agreements for the NEOs provide for certain benefits if the Company experiences a change-in- control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, Messrs. Niblock, Hull, Damron and McCanless and Ms. Weber, will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, annual incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, Messrs. Niblock, Hull and Damron, all of whom entered into management continuity agreements prior to 2012, will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive that classify as excess parachute payments under Section 280G of the Code. Income and employment taxes attributable to such excise tax will also be reimbursed. None of the amounts that would have been payable to Messrs. Niblock, Hull and Damron under their management continuity agreements (assuming a change-in-control of the Company had occurred on February 3, 2017 and their employment was terminated without cause immediately thereafter) exceed the safe harbor limitation under Section 280G of the Code. Therefore, none of them would be entitled to a tax gross-up payment based on the assumptions described in the immediately preceding sentence.

In 2012, the Compensation Committee determined that any future management continuity agreement would not provide tax gross-up for excise taxes assessed against excess parachute payments. In addition, any future management continuity agreement would not allow an executive officer to resign during the 30-day period following the first anniversary of a change-in-control of the Company and receive severance benefits under the agreement. Mr. McCanless and Ms. Weber entered into management continuity agreements in 2015 and 2016, respectively. Accordingly, they are not entitled to a tax gross-up for excise taxes that may be assessed against any benefits provided to them under those agreements nor are they entitled to resign during the 30-day period following the first anniversary of a change-in-control of the Company and receive severance benefits under the agreements.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The Company’s long-term incentive plan provides that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for good reason (as defined in the management continuity agreements), then all outstanding stock options will become fully exercisable and all outstanding RSAs will become fully vested. In the event of a change-in-control of the Company, the performance periods for all outstanding PSUs will terminate as of the end of the fiscal quarter preceding the change-in-control and the PSUs will be earned based on Company performance through that date.

The following table shows the amounts payable to the NEOs (other than Mr. Jones whose employment terminated in October 2016) in the event their employment terminated at the end of the 2016 fiscal year due to their resignation, death, disability or retirement and the amounts payable under the management continuity agreements and the long-term incentive plan if a change-in-control of the Company had occurred at the end of the fiscal year and the NEOs’ employment was terminated by the Company’s successor without cause immediately thereafter.

48	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Compensation Discussion and Analysis

COMPENSATION TABLES

Name and Benefit	Voluntary Resignation ($)	Death ($)	Disability ($)	Retirement(4) ($)	Change of Control and Qualifying Termination ($)
Mr. Niblock
Severance(1)	0	0	0	0	11,834,399
Stock Options(2)	0	2,396,926	2,396,926	2,396,926	2,396,926
Restricted Stock Awards(2)	0	9,643,498	9,643,498	9,643,498	9,643,498
Performance Share Units(2)	0	13,134,711	13,134,711	13,134,711	13,134,711
Welfare Benefits(1)	0	0	0	0	36,436
Excise Tax Gross-up	0	0	0	0	0
Total	0	25,175,135	25,175,135	25,175,135	37,045,970
Mr. Hull
Severance(1)	0	0	0	0	4,694,668
Stock Options(2)	0	583,817	583,817	0	583,817
Restricted Stock Awards(2)	0	2,408,309	2,408,309	0	2,408,309
Performance Share Units(2)	0	3,292,450	3,292,450	0	3,292,450
Welfare Benefits(1)	0	0	0	0	36,924
Excise Tax Gross-up	0	0	0	0	0
Total	0	6,284,576	6,284,576	0	11,016,168
Mr. Damron
Severance(1)	0	0	0	0	5,169,928
Stock Options(2)	0	830,670	830,670	0	830,670
Restricted Stock Awards(2)	0	3,389,662	3,389,662	0	3,389,662
Performance Share Units(2)	0	4,578,792	4,578,792	0	4,578,792
Welfare Benefits(1)	0	0	0	0	36,924
Excise Tax Gross-up	0	0	0	0	0
Total	0	8,799,124	8,799,124	0	14,005,976
Mr. McCanless
Severance(1)	0	0	0	0	3,326,797
Stock Options(2)	0	118,488	118,488	0	118,488
Restricted Stock Awards(2)	0	979,155	979,155	0	979,155
Performance Share Units(2)	0	1,164,417	1,164,417	0	1,164,417
Welfare Benefits(1)	0	0	0	0	36,924
Excise Tax Gross-up(3)	0	0	0	0	0
Total	0	2,262,060	2,262,060	0	5,625,781
Ms. Weber
Severance(1)	0	0	0	0	3,096,145
Stock Options(2)	0	52,372	52,372	0	52,372
Restricted Stock Awards(2)	0	812,786	812,786	0	812,786
Performance Share Units(2)	0	799,140	799,140	0	799,140
Welfare Benefits(1)	0	0	0	0	36,924
Excise Tax Gross-up(3)	0	0	0	0	0
Total	0	1,664,298	1,664,298	0	4,797,367

(1)	Payable in cash in a lump sum.

(2)	Upon termination due to death, disability or retirement, all stock options and RSAs become fully vested. PSUs remain outstanding and will be earned or forfeited following the end of the performance period based on the Company’s performance during the performance period applicable to the PSUs. The amounts presented for the stock options and RSAs are equal to the values of the unvested in-the-money stock options and the restricted shares that would become vested based on the closing market price of the Common Stock on February 3, 2017 of $73.29. The amounts presented for the PSUs are the values of the PSUs that would be earned assuming target level performance for the performance periods based on the closing market price of the Common Stock on February 3, 2017 of $73.29.

(3)	Mr. McCanless and Ms. Weber entered into their management continuity agreements after 2012. Any management continuity agreements entered into after 2012 do not provide a gross-up for excise taxes assessed against excess parachute payments.

(4)	Mr. Niblock is the only NEO who was eligible for retirement as of the end of the 2016 fiscal year pursuant to the terms of his equity award agreements and subject to the approval of the Board.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	49

Compensation Discussion and Analysis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

VII. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Sandra B. Cochran, Richard W. Dreiling, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge (who retired in May 2016) and Eric C. Wiseman served on the Compensation Committee in fiscal 2016. None of the directors who served on the Compensation Committee in fiscal 2016 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2016 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2016, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Company’s Board or the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017.

Eric C. Wiseman, Chair

Sandra B. Cochran

Richard W. Dreiling

Robert L. Johnson

Marshall O. Larsen

50	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Equity Compensation Plan Information

The following table provides information as of February 3, 2017 with respect to stock options and stock unit awards outstanding and shares available for future awards under all of Lowe’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,153,136	49.84	57,415,728	(3)
Equity compensation plans not approved by security holders	0	0	0
Total	6,153,136	49.84	57,415,728	(3)

(1)	Column (a) contains information regarding stock options and deferred, performance and restricted stock units only; there are no warrants or stock appreciation rights outstanding. As of February 3, 2017, there were 723,324 PSUs outstanding. Column (a) includes 1,223,840 PSUs which is equal to the maximum number of PSUs that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account deferred, performance or restricted stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*	34,438,964 shares available for grants of stock options, stock appreciation rights, stock awards, performance shares, and deferred, performance and restricted stock units to key employees and non-employee directors under the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “LTIP”). Stock options granted under the LTIP have terms of seven or ten years, with one-third of each grant vesting each year for three years, and are assigned an exercise price equal to the closing market price of a share of Common Stock on the date of grant. No awards may be granted under the LTIP after 2024.

*	22,976,764 shares available for issuance under the Lowe’s Companies Employee Stock Purchase Plan—Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	51

Related Person Transactions

POLICY AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest (the “Policy”). Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s Chief Legal Officer and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Nominating and Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking-related services. For transactions that are not pre-approved, the Nominating and Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (i) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (ii) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (iii) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

APPROVED RELATED PERSON TRANSACTIONS

Since the beginning of fiscal 2016, there have been no related person transactions in which the Company (or a subsidiary) was a participant and in which any related person (or any of their immediate family members) had a direct or indirect material interest.

52	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Audit Matters

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the SEC rules. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as determined by the Board, in its business judgment, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Raul Alvarez, Chair of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;
•	discussed with the independent registered public accounting firm those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on the Company’s internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017.

Raul Alvarez, Chair

Angela F. Braly

Laurie Z. Douglas

James H. Morgan

Bertram L. Scott

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	53

Audit Matters

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed to the Company for each of the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	Fiscal 2015 ($)	Fiscal 2016 ($)
Audit Fees(1)	3,199,886	3,962,801
Audit-Related Fees(2)	211,422	168,406
Tax Fees(3)	42,754	6,963
All Other Fees(4)	721,807	1,003

(1)	Audit Fees consist of fees billed by the independent registered public accounting firm for the respective year for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of the Company’s internal control over financial reporting.

(2)	Audit-Related Fees consist of fees billed by the independent registered public accounting firm for the respective year for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees billed by the independent registered public accounting firm for the respective year for tax compliance, planning and advice.

(4)	All Other Fees consist of fees billed by the independent registered public accounting firm in fiscal 2015 for a marketing mix modeling project and in fiscal 2016 for training and subscriptions.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee, or the Chair of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte & Touche LLP to perform all such services before Deloitte & Touche LLP is engaged to render them.

54	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote on an advisory resolution to approve the compensation of our named executive officers in fiscal 2016, which is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The fundamental philosophy of our executive compensation program is to align our executives’ pay to overall Company growth and the effective execution of our business strategies. The primary objectives of our program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, including expanding home improvement reach, developing capabilities to anticipate and support customer needs and generating profitable growth and substantial returns; and

•	Target executive total compensation at the market median with an opportunity to earn above market pay when the Company delivers results that exceed performance targets.

The “Compensation Discussion and Analysis” section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives. That section includes an assessment performed by the Compensation Committee of the relationship between the compensation of Lowe’s Chief Executive Officer and Company performance over time. The assessment (beginning on page 39) indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests.

At the 2016 Annual Meeting of Shareholders, the Company provided shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), and shareholders overwhelmingly approved our named executive officer compensation with approximately 96% of the votes cast in favor. At the 2011 Annual Meeting of Shareholders, the Company also asked shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting of Shareholders more than 88% of the votes cast were in favor of an annual advisory vote, you will have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on our executive compensation program by endorsing or not endorsing the compensation of the named executive officers through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their votes and will carefully consider the results of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the resolution. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	55

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote on an advisory resolution on the frequency of future advisory votes to approve the compensation of our named executive officers.

As described in Proposal 2 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal 3 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Under this Proposal 3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years. Our shareholders voted on a similar proposal in 2011 with the majority voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our shareholders may annually express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote. It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of shareholders. Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

The Board of Directors unanimously recommends a vote in favor of a frequency of every “1 YEAR” for future advisory votes to approve named executive officer compensation. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

56	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2017.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2017. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well-qualified. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2017. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	57

Proposal 5: Shareholder Proposal Regarding the Feasibility of Setting Renewable Energy Sourcing Targets

David Brook has informed the Company that he intends to present the proposal set forth below for consideration at the Annual Meeting, which is printed exactly as it was submitted. The address and number of the Company’s shares held by the proponent will be promptly provided upon oral or written request made to the Company’s Secretary.

THE NEED FOR LOWE’S TO ASSESS THE FEASIBILITY OF SETTING RENEWABLE ENERGY SOURCING TARGETS

WHEREAS: To limit the average global temperature increase to below 2 degrees Centigrade, (3.6 degrees Fahrenheit) a goal shared by nearly every nation, the Intergovernmental Panel on Climate Change estimates that the United States needs to reduce annual greenhouse gas (“GHG”) emissions approximately 80 percent. This will involve a significant shift to renewable energy.

THE costs of generating electricity from sources like wind and solar have been declining rapidly and are influencing companies’ response to climate change. The EPA currently lists 78 Fortune 500 companies as purchasing renewable energy (or certificates.)

LOWE’S has not taken any visible some steps in this direction. Lowe’s has not reported any environmental or sustainability goals or accomplishments to address renewable energy as a means to help reduce GHG emissions. The only identified actions taken by Lowe’s has been to investigate more efficient lighting, which is a laudable step, but it misses an opportunity to help reduce the environmental footprint created by its 1857 energy consuming big box locations, its warehousing and offices, that all add to Lowe’s enormous carbon footprint.

BIG BOX stores have large expanses of flat roofs that are ideal for solar panel retrofits generating electricity right where it is needed. Many other large retailers have accomplished these retrofits and have significantly reduced their GHG emissions.

LOWE’S still lacks a quantitative target for renewable energy sourcing and/or production. Ironically, Lowe’s has been promoting the sale and installation of solar panels for homeowners and commercial installations. Lowe’s has failed to embrace these same technologies for its own operations. Now is the time for Lowe’s to act to reduce its GHG emissions and to aggressively act to play its corporate part by investing in and generating renewable energy.

INVESTORS are concerned that Lowe’s may be behind other large corporations which are developing quantitative renewable energy goals in response to climate change. The RE100, a coalition pushing companies to switch to 100 percent renewable energy, now includes Apple, General Motors, Johnson & Johnson, Nestle, Procter & Gamble, Unilever, and Walmart. The Home Depot is also now investigating and committing to renewable energy goals.

BY SETTING quantitative goals on renewable energy, Lowe’s can address climate change, respond ably to energy market changes, move closer to achieving GHG reductions, and help meet the global need for cleaner energy.

RESOLVED: Shareholders request that Lowe’s produce a report assessing the climate benefits and feasibility of adopting enterprise-wide, quantitative, time-bound targets for increasing Lowe’s renewable energy sourcing and/or production. The report should be produced at reasonable cost, in a reasonable timeframe, and omitting proprietary and confidential information. This proposal does not prescribe matters of operational or financial management.

SUPPORTING STATEMENT: Shareholders request that the report consider all of Lowes’s facilities and analyze options and scenarios for achieving renewable energy targets, for example by using on-site distributed energy, off-site generation, power purchases, and renewable energy credits, or other opportunities management would like to consider, at its discretion.

Lowe’s Board of Directors’ Statement OPPOSING this shareholder proposal.

Lowe’s has focused on sustainability for many years, with the primary goal of reducing the environmental impact of the Company’s operations, including reducing its carbon footprint. As described more fully below, Lowe’s actions have already addressed the proposal’s essential objective, which is the development of a plan to reduce the effects of greenhouse gas emissions generated by the Company’s operations and to provide related information to Lowe’s shareholders. In fact, the Company has already set a quantitative and time-bound target for reducing its carbon emissions, which is to reduce the carbon emissions from its stores by 20 percent per square foot from a 2010 baseline by 2020. We believe the Company’s policies and practices also compare favorably with the guidelines of the proposal.

58	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Proposal 5: Shareholder Proposal Regarding the Feasibility of Setting Renewable Energy Sourcing Targets

While the Company agrees that renewable energy solutions are one way companies are reducing their greenhouse gas emissions, Lowe’s recognizes that there are many ways that companies can take important steps to reduce their carbon footprints. Lowe’s is advancing its quantitative goal by reviewing its energy use and associated emissions across its operational portfolio and actively pursuing energy efficiency and emissions reduction projects. For example, the Company began testing a state-of-the-art Building Management System (“BMS”) in stores to control lighting, air conditioning and other building systems. The Company also reduced lighting at stores during nonsale hours, implemented various lighting energy-efficiency upgrades and optimized building energy controls based on store activity. The Company also gathers data from its store operations, bill pay vendor and BMS to determine energy consumption and identify equipment anomalies for additional review and corrective action. These Company-specific actions have directly led to a reduction in carbon emissions from Lowe’s stores, which account for the majority of the Company’s energy consumption, of approximately 11 percent from the 2010 baseline.

Lowe’s also has been an industry leader in promoting sustainable transportation practices. Since 2005, Lowe’s has partnered with the Environmental Protection Agency’s (“EPA”) SmartWay program to reduce transportation-related carbon emissions by creating incentives for its transportation providers to improve fuel efficiency. Lowe’s carriers must be SmartWay certified, and the Company not only confirms their status during the prospective carrier review process, but also audits the Company’s existing partners annually to ensure they maintain their certification. Through this collaborative partnership, Lowe’s carriers have saved more than 180 million gallons of diesel fuel and reduced carbon emissions by more than 2 million tons. Recently, the EPA recognized its efforts by honoring Lowe’s with a 2016 Smart Way Excellence Award. Lowe’s is the only retail shipping partner ever to receive eight SmartWay awards.

Furthermore, in 2012, Lowe’s began transitioning its dedicated transportation fleet to natural gas, which runs cleaner than trucks powered by diesel fuel. Nearly 40 percent of the dedicated fleet trucks in Lowe’s network are now powered by natural gas. Along with being more economical, sustainable transportation practices like these help reduce air pollutant emissions and counter climate change, contributing to a healthier environment.

In addition to the projects that Lowe’s has already initiated, the Company is constantly evaluating opportunities to reduce its energy use, reduce greenhouse gas emissions and reduce waste from its operations. In 2016, Lowe’s created a Sustainability and Product Stewardship Council, made up of an executive steering committee and subject matter experts, to guide the Company’s efforts to be a good corporate citizen. In August 2016, the Company also engaged an independent consultant to evaluate opportunities to enhance its sustainability program. The consultant has conducted assessments, benchmarking against peers and others, and evaluated existing goals including energy and waste goals. We are taking a cross-functional approach to include not only products and operations, but also workforce efforts and community relations involvement. The Company is currently evaluating the feasibility of a number of opportunities to reduce its carbon emissions, including wind, solar and fuel cell technologies.

These thoughtful and Lowe’s-specific measures were designed to address the particular impact the Company’s operations have on the environment and the best ways to mitigate those effects. The essential objective of the proposal and Lowe’s environmental efforts is the same—to ameliorate the environmental impact of the Company’s operations, including its carbon footprint, as soon as possible. The difference in approach is only a matter of implementation.

We believe that these Company-specific measures and initiatives compare favorably with the type of action being requested by the proposal and demonstrate that the Company has and continues to address the proposal’s goal of reducing the Company’s greenhouse gas emissions. Further, these measures demonstrate that the Company has already satisfied the essential objective of the proposal. Therefore, the proposal has been substantially implemented by the Company, and we do not see any benefit to commissioning further study of these issues.

The Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal. Unless otherwise specified, proxies will be voted “AGAINST” the proposal.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	59

Additional Information

DELIVERY OF PROXY MATERIALS

As permitted by the Exchange Act, only one copy of this Proxy Statement and the 2016 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2016 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder residing at a shared address to which only a single copy was mailed. Requests for additional copies of this Proxy Statement, the 2016 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, and/or requests for multiple copies of future proxy statements, annual reports or notices should be directed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, 1-800-813-7613.

Shareholders residing at the same address and currently receiving multiple copies of proxy statements, annual reports or notices may contact Lowe’s Investor Relations Department at the address and phone number above to request that only a single copy be mailed in the future.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy card or voting instruction form. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help the Company conserve natural resources and reduce the costs of printing and distributing its proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy materials for its 2018 Annual Meeting of Shareholders must be received by the Company on or before December 22, 2017. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Ross W. McCanless, Chief Legal Officer, Secretary and Chief Compliance Officer, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, (i) shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2018 Annual Meeting of Shareholders but not submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 and (ii) director nominees submitted to the Company pursuant to its proxy access bylaws to be included in the Company’s proxy materials for the 2018 Annual Meeting of Shareholders must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Annual Meeting. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than January 3, 2018 and no later than February 2, 2018. However, if the date of the 2018 Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after June 2, 2018, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement (as defined in the Company’s Bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals (including proxy access director nominations) must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

60	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Additional Information

ANNUAL REPORT

ANNUAL REPORT

The 2016 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017, accompanies this Proxy Statement. The 2016 Annual Report to Shareholders is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The 2016 Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended February 3, 2017, which contains the Company’s consolidated financial statements and other information about the Company, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	61

Appendix A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

****

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues;

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees;

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries; and

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

A-1	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017

Appendix A

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2017	A-2

LOWE’S COMPANIES, INC.

1000 Lowe’s Boulevard

Mooresville, North Carolina 28117

www.Lowes.com

Printed on Recycled Paper

Lowe’s and the Gable Mansard Design are trademarks or registered trademarks of LF, LLC.

LOWE’S COMPANIES, INC. 1000 LOWE’S BOULEVARD MAIL CODE: NB3TIR MOORESVILLE, NC 28117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 30, 2017 (for shares allocated to a Lowe’s 401(k) Plan account) or on June 1, 2017 (for all other shares). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 30, 2017 (for shares allocated to a Lowe’s 401(k) Plan account) or on June 1, 2017 (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-5 BELOW AND SIGN AND DATE IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26485-P87297                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOWE’S COMPANIES, INC.			For All	Withhold All	For All Except
Company Proposals — Lowe’s Board of Directors recommends you vote “FOR ALL” of the nominees listed in Item 1, “FOR” Items 2 and 4 and “1 YEAR” for Item 3.			☐	☐	☐

1.	Election of Directors Nominees:
	01) Raul Alvarez 02) Angela F. Braly 03) Sandra B. Cochran 04) Laurie Z. Douglas 05) Richard W. Dreiling 06) Robert L. Johnson	07) Marshall O. Larsen 08) James H. Morgan 09) Robert A. Niblock 10) Bertram L. Scott 11) Eric C. Wiseman

2.	Advisory vote to approve Lowe’s named executive officer compensation in fiscal 2016.		For	Against	Abstain
			☐	☐	☐

3.	Advisory vote on the frequency of future advisory votes to approve Lowe’s named executive officer compensation.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

4.	Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2017.	For	Against	Abstain
		☐	☐	☐
Shareholder Proposal — Lowe’s Board of Directors recommends you vote “AGAINST” Item 5.

5.	Proposal regarding the feasibility of setting renewable energy sourcing targets.	For	Against	Abstain
		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Authorized Signature(s) - You must sign and date below for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

E26486-P87297

2017 Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS.

The undersigned hereby appoint(s) Marshall A. Croom and Ross W. McCanless, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lowe’s Companies, Inc. that the undersigned is/are entitled to vote at the 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on Friday, June 2, 2017 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, NC 28277, and any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR ALL” nominees named in Item 1, “FOR” Items 2 and 4, “1 YEAR” for Item 3, “AGAINST” Item 5, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) Plan account pursuant to the instructions on the reverse side. Voting instructions with respect to such plan shares must be received by 11:59 p.m., Eastern Time, on May 30, 2017. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.
(Items to be voted appear on reverse side.)

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